Exhibit 10.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding sets out the parties’ binding obligation to enter into a Class Settlement Agreement in the form attached as Exhibit 1, subject to and promptly after satisfaction of all of the following conditions:

(1) the parties’ successful completion of all Appendices to Exhibit 1 hereto, which, except as to the Plan of Administration and Distribution, the parties shall negotiate in good faith with the intent of completing on or before September 21, 2012, and as to the Plan of Administration and Distribution the plaintiffs shall develop and complete, with timely and regular consultation with defendants, on or before September 21, 2012; provided, however, that if all of the Appendices are not mutually agreed to by September 21, 2012, then the parties shall confer with the Court, at a time convenient to the Court, regarding any open issues pertaining to such Appendices (the Appendices, together with Exhibit 1 hereto, constitute the “Definitive Settlement Agreement”);

(2) the successful negotiation of a settlement agreement between and among the parties to the non-class actions now pending as part of MDL 1720;

(3) any necessary approvals of the Definitive Settlement Agreement by the board of directors or other comparable decision-making body of any party, which the parties shall seek promptly upon completion of the Definitive Settlement Agreement; and

(4) approval of the Definitive Settlement Agreement by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon, which Visa U.S.A. Inc. shall seek to obtain promptly after each of the foregoing conditions is satisfied.

In addition, from the date of execution of this Memorandum of Understanding to the execution of the Class Settlement Agreement, the Visa Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 40-45 and 48 of Exhibit 1 hereto, and the MasterCard Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 53-58 and 61 of Exhibit 1 hereto.

This Memorandum of Understanding may be executed in counterparts.

BERGER & MONTAGUE, PC

/s/ H. Laddie Montague, Jr.
By:	H. Laddie Montague, Jr. Merrill G. Davidoff Bart D. Cohen Michael J. Kane 1622 Locust Street Philadelphia, PA 19103

ROBINS, KAPLAN, MILLER & CIRESI

/s/ K. Craig Wildfang
By:	K. Craig Wildfang Thomas J. Undlin Ryan W. Marth 800 LaSalle Avenue, Suite 2800 Minneapolis, MN 55402

ROBBINS GELLER RUDMAN & DOWD LLP

/s/ Patrick J. Coughlin
By:	Patrick J. Coughlin Bonny E. Sweeney David W. Mitchell Alexandra S. Bernay Carmen A. Medici 655 West Broadway, Suite 1900 San Diego, CA 92101

Co-Lead Counsel for Class Plaintiffs

ARNOLD & PORTER LLP

/s/ Robert J. Vizas
By:	Robert J. Vizas Three Embarcadero Center, Seventh Floor San Francisco, CA 94111-4024

Robert C. Mason 399 Park Avenue New York, NY 10022-4690 Mark R. Merley Matthew A. Eisenstein 555 12th Street, N.W. Washington, DC 20004-1206

Attorneys for Defendants Visa Inc., Visa U.S.A. Inc., and Visa International Service Association

WILLKIE FARR & GALLAGHER LLP

/s/ Keila D. Ravelo
By:	Keila D. Ravelo Wesley R. Powell Matthew Freimuth 787 Seventh Avenue New York, New York 10019-6099

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Kenneth A. Gallo Joseph J. Simons 2001 K Street, N.W. Washington, DC 20006-1047 Andrew C. Finch Gary R. Carney 1285 Avenue of the Americas New York, New York 10019-6064

Attorneys for Defendant MasterCard Incorporated and MasterCard International Incorporated

MORRISON & FOERSTER LLP

/s/ Mark P. Ladner
By:	Mark P. Ladner Michael B. Miller 1290 Avenue of the Americas New York, NY 10104-0050

Attorneys for Defendants Bank of America, N.A., BA Merchant Services LLC (f/k/a Defendant National Processing, Inc.), Bank of America Corporation, and MBNA America Bank, N.A.

SHEARMAN & STERLING LLP

/s/ Wayne D. Collins
By:	Wayne D. Collins Lisl J. Dunlop 599 Lexington Avenue New York, NY 10022-6069

Attorneys for Defendants Barclays Financial Corp. and Barclay’s Bank plc

O’MELVENY & MYERS LLP

/s/ Andrew J. Frackman
By:	Andrew J. Frackman Times Square Tower 7 Times Square New York, N.Y. 10036

Attorneys for Defendants Capital One Bank (USA), N.A., Capital One F.S.B., and Capital One Financial Corp.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Peter E. Greene
By:	Peter E. Greene Peter S. Julian Four Times Square New York, NY 10036 Michael Y. Scudder 155 North Wacker Drive Chicago, IL 60606-1720

Attorneys for Defendants JPMorgan Chase & Co.,

JPMorgan Chase Bank, N.A., Chase Bank USA,

N.A., Chase Manhattan Bank USA, N.A., Chase

Paymentech Solutions, LLC, Bank One

Corporation, Bank One Delaware, N.A., and J.P.

Morgan Chase Bank, N.A. as acquirer of certain

assets and liabilities of Washington Mutual Bank

SIDLEY AUSTIN LLP

/s/ David F. Graham
By:	David F. Graham Eric H. Grush One South Dearborn Street Chicago, IL 60603 Benjamin R. Nagin 787 Seventh Ave New York, N.Y. 10019

Attorneys for Defendants Citibank (South Dakota), N.A., Citibank, N.A., Citigroup Inc., and Citicorp

KEATING MUETHING & KLEKAMP PLL

/s/ Richard L. Creighton
By:	Richard L. Creighton Joseph M. Callow, Jr. Drew M. Hicks One East Fourth Street Suite 1400 Cincinnati, OH 45202

Attorneys for Defendant Fifth Third Bancorp

KUTAK ROCK LLP

/s/ John P. Passarelli
By:	John P. Passarelli James M. Sulentic The Omaha Building 1650 Farnam Street Omaha, NE 68102-2186

Attorneys for Defendant First National Bank of Omaha

WILMER CUTLER PICKERING HALE AND DORR LLP

/s/ David S. Lesser
By:	David S. Lesser 399 Park Avenue New York, N.Y. 10022 Ali M. Stoeppelwerth Perry A. Lange 1875 Pennsylvania Ave., N.W. Washington, D.C. 20006

Attorneys for HSBC Finance Corporation and HSBC North America Holdings Inc.

JONES DAY

/s/ John M. Majoras
By:	John M. Majoras Joseph W. Clark 51 Louisiana Avenue, NW Washington, DC 20001

Attorneys for Defendants National City Corporation, National City Bank of Kentucky

PULLMAN & COMLEY, LLC

/s/ Jonathan B. Orleans
By:	Jonathan B. Orleans Adam S. Mocciolo 850 Main Street Bridgeport, CT 06601-7006

Attorneys for Defendant Texas Independent Bancshares, Inc.

ALSTON & BIRD LLP

/s/ Teresa T. Bonder
By:	Teresa T. Bonder Valarie C. Williams Kara F. Kennedy 1201 W. Peachtree Street, N.W. Atlanta, GA 30309

Attorneys for Defendants SunTrust Banks, Inc. and SunTrust Bank

PATTERSON BELKNAP WEBB & TYLER LLP

/s/ Robert P. LoBue
By:	Robert P. LoBue Norman W. Kee Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, NY 10036

Attorneys for Defendants Wachovia Bank, NA., Wachovia Corporation, and Wells Fargo & Company and for Wells Fargo Bank, N.A.

July 13, 2012

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

CLASS SETTLEMENT AGREEMENT

i

ii

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

CLASS SETTLEMENT AGREEMENT

Subject to the preliminary and final approval of the Court, and as further set forth below, this Class Settlement Agreement is made as of the          day of                 , 2012, by and between the Class Plaintiffs defined below, individually and as representatives of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class defined below, Class Counsel defined below, and the Defendants defined below.

WHEREAS, on June 22, 2005, Photos Etc. Corporation, Traditions Ltd., CHS Inc., and other plaintiffs filed a class action complaint in Photos Etc. Corp., et al. v. Visa U.S.A. Inc., et al., No. 05-CV-01007 (D. Conn.), alleging, among other things, that Defendants unlawfully fixed interchange fees and engaged in other conduct in violation of Section 1 of the Sherman Act (15 U.S.C. § 1, et seq.);

WHEREAS, the Photos Etc. Corp. action was subsequently consolidated for pretrial proceedings with additional putative class actions and individual plaintiff actions alleging similar or identical claims, in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720-JG-JO (E.D.N.Y.) (MDL 1720), pending before Judge John Gleeson and Magistrate Judge James Orenstein in the United States District Court for the Eastern District of New York;

WHEREAS, on February 24, 2006, the Court filed Pretrial Order No. 5, which designated the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Lerach

Coughlin Stoia Geller Rudman & Robbins LLP (now known as Robbins Geller Rudman & Dowd LLP) as co-lead counsel for the class plaintiffs;

WHEREAS, on April 24, 2006, the Class Plaintiffs filed a First Consolidated Amended Class Action Complaint, and on July 5, 2006, filed a First Supplemental Class Action Complaint;

WHEREAS, on or about June 9 and July 6, 2006, the Defendants filed answers in which each Defendant asserted defenses to the Class Plaintiffs’ claims, denied that the Defendant had violated any law or other duty, and denied each of the Class Plaintiffs’ claims of liability, wrongdoing, injuries, damages, and entitlement to any relief;

WHEREAS, on September 7, 2007, Magistrate Judge Orenstein filed a Report and Recommendation granting the Defendants’ motion to dismiss the Class Plaintiffs’ claims for damages incurred prior to January 1, 2004, which Judge Gleeson adopted in an Order filed on January 8, 2008;

WHEREAS, on November 25, 2008, Judge Gleeson filed an Order granting certain Defendants’ motion to dismiss the First Supplemental Class Action Complaint, with leave to replead;

WHEREAS, on May 8, 2008, the Class Plaintiffs filed a motion for certification of a class under Federal Rule of Civil Procedure 23(b)(3) and for certification of a class under Federal Rule of Civil Procedure 23(b)(2), on which Magistrate Judge Orenstein heard argument on November 19, 2009, and which is pending before the Court;

WHEREAS, on February 20, 2009, the Class Plaintiffs filed the currently operative Second Consolidated Amended Class Action Complaint, First Amended Supplemental Class Action Complaint, and Second Supplemental Class Action Complaint;

WHEREAS, in those complaints, as in their prior complaints, the Class Plaintiffs allege that one or more of the Defendants engaged in conduct in violation of the Sherman Act (15

U.S.C. § 1 et seq.), the Clayton Act (15 U.S.C. § 12 et seq.), the Cartwright Act (Cal. Bus. & Prof. Code § 16700 et seq.), and the New York Uniform Fraudulent Conveyance Act (N.Y. Debt. & Cred. Law. § 270 et seq.), alleging that Defendants adopted interchange rules and rates, other network rules, and corporate reorganizations, which constituted unlawful price fixing, unreasonable restraints of trade, monopolization, lessening of competition, and fraudulent conveyances, and which injured the Class Plaintiffs and other merchants in the asserted Rule 23(b)(3) class and the asserted Rule 23(b)(2) class in accepting Visa-Branded Cards and/or MasterCard-Branded Cards as payment for goods or services;

WHEREAS, the Class Plaintiffs have sought relief, including but not limited to damages, injunctive relief, attorneys’ fees, and costs for the alleged conduct of the Defendants;

WHEREAS, on March 31, 2009, the Defendants filed motions to dismiss the Second Consolidated Amended Class Action Complaint, the First Amended Supplemental Class Action Complaint, and the Second Supplemental Class Action Complaint, on which Magistrate Judge Orenstein heard argument on November 18, 2009, and which are pending before the Court;

WHEREAS, the Class Plaintiffs reviewed more than 50 million pages of documents in discovery and deposed more than 400 witnesses, including the Defendants’ experts;

WHEREAS, on February 11, 2011, the Defendants served a motion for summary judgment seeking the dismissal of the claims asserted in the Operative Class Complaints, on which Judge Gleeson heard argument on November 2, 2011, and which is pending before the Court;

WHEREAS, on February 11, 2011, the Class Plaintiffs served a motion seeking summary judgment on liability on certain claims asserted against the Defendants in the Operative Class Complaints, on which Judge Gleeson heard argument on November 2, 2011, and which is pending before the Court;

WHEREAS, on February 11, 2011, Defendants and Class Plaintiffs filed motions to disqualify certain of the other side’s proffered experts, on which Magistrate Judge Orenstein heard argument on November 2, 2011, and which are pending before the Court;

WHEREAS, as a result of arm’s-length negotiations over several years, including numerous mediation sessions before the Honorable Edward A. Infante and Professor Eric Green, as well as sessions before the Court with the consent of all Class Plaintiffs and Defendants, the Class Plaintiffs and the Defendants have entered into this Class Settlement Agreement;

WHEREAS, the Class Plaintiffs, Class Counsel, and Class Plaintiffs’ other counsel who have appeared in this Action have conducted substantial discovery, have investigated the facts and underlying events relating to the subject matter of their claims, have carefully analyzed the applicable legal principles, and have concluded, based upon their investigation, and taking into account the risks, uncertainties, burdens, and costs of further prosecution of their claims, and taking into account the substantial benefits to be received pursuant to this Class Settlement Agreement as set forth below, which, in the view of the Class Plaintiffs and their counsel, are designed to enable the alleged markets for payment card acceptance services to function competitively in the future, and for the purpose of putting to rest all controversies with the Defendants that were or could have been alleged, that a resolution and compromise on the terms set forth herein is fair, reasonable, adequate, and in the best interests of the Class Plaintiffs, the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class;

WHEREAS, the Class Plaintiffs and Class Counsel believe that the modifications of the Visa and MasterCard Rules addressed below in this Class Settlement Agreement will improve competition in the alleged markets for payment card acceptance services;

WHEREAS, the Class Plaintiffs and Class Counsel have developed a Notice Plan that they believe satisfies the requirements of due process and Federal Rule of Civil Procedure 23,

and that is in the interests of all parties and all released parties, and a Plan of Administration and Distribution that, pursuant to a claims-made process, will fairly and adequately administer the settlement and allocate among, and distribute the settlement proceeds to, members of the Rule 23(b)(3) Settlement Class;

WHEREAS, the Defendants, for the purpose of avoiding the burden, expense, risk, and uncertainty of continuing to litigate the Class Plaintiffs’ claims, and for the purpose of putting to rest all controversies with the Class Plaintiffs, the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class that were or could have been alleged, and without any admission of liability or wrongdoing whatsoever, desire to enter into this Class Settlement Agreement;

WHEREAS, Class Counsel represent and warrant that they are fully authorized to enter into this Class Settlement Agreement on behalf of the Class Plaintiffs and Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and that Class Counsel have consulted with and confirmed that all Class Plaintiffs fully support and have no objection to this Class Settlement Agreement; and

WHEREAS, it is agreed that this Class Settlement Agreement shall not be deemed or construed to be an admission, concession, or evidence of any violation of any federal, state, or local statute, regulation, rule, or other law, or principle of common law or equity, or of any liability or wrongdoing whatsoever, by any of the Defendants, or any of the Rule 23(b)(3) Settlement Class Released Parties or Rule 23(b)(2) Settlement Class Released Parties defined below, or any of their alleged co-conspirators, or of the truth of any of the claims that the Class Plaintiffs have asserted;

NOW, THEREFORE, without any admission or concession by the Class Plaintiffs of any lack of merit to their allegations and claims, and without any admission or concession by the

Defendants of any liability or wrongdoing or lack of merit in their defenses, in consideration of the mutual covenants and terms contained herein, and subject to the final approval of the Court, the Class Plaintiffs, Class Counsel, and the Defendants agree as follows:

Definitions

1.      For the purposes of this Class Settlement Agreement, the following words and terms shall be defined to have the meanings set forth below, and all undefined words and phrases shall have their usual and customary meaning.

(a)    “Action,” “this Action,” or “MDL 1720” means all actions that are consolidated for pretrial proceedings in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, 05-MD-01720 (E.D.N.Y.) (JG) (JO).

(b)    “Attorneys’ Fee Awards” means all attorneys’ fees that are awarded by the Court to Class Counsel or other counsel in the Class Actions for work performed for the benefit of members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, but not including Expense Awards, Class Plaintiffs’ Awards, or Settlement Administration Costs.

(c)    “Authorized Cash Claimant” means a member of the Rule 23(b)(3) Settlement Class that is entitled to receive a payment from the Net Cash Settlement Fund in the Class Settlement Cash Escrow Account(s) as provided in the Plan of Administration and Distribution. No Individual Plaintiff shall be an Authorized Cash Claimant within the meaning of this Class Settlement Agreement.

(d)    “Authorized Interchange Claimant” means a member of the Rule 23(b)(3) Settlement Class that is entitled to receive a payment from the Net Interchange Settlement Fund in the Class Settlement Interchange Escrow Account(s) as provided in the Plan of Administration and Distribution. No Individual Plaintiff shall be an Authorized Interchange Claimant within the meaning of this Class Settlement Agreement.

(e)    “Bank Defendants” means Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A.; Barclays Bank plc; Barclays Bank Delaware; Barclays Financial Corp.; Capital One Bank (USA), N.A.; Capital One F.S.B.; Capital One Financial Corporation; Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; Bank One Delaware, N.A.; Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; Citicorp; Fifth Third Bancorp; First National Bank of Omaha; HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; National City Corporation; National City Bank of Kentucky; SunTrust Banks, Inc.; SunTrust Bank; Texas Independent Bancshares, Inc.; Wachovia Bank, N.A.; Wachovia Corporation; Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); Providian Financial Corporation; Wells Fargo Bank, N.A. and Wells Fargo & Company.

(f)    “Case Website” means the dedicated website, www.                .com, established for the purposes of this case, which is described in Paragraph 80 below.

(g)    “Class Actions” means all actions styled as putative class actions in MDL 1720, which are listed in Appendix A hereto.

(h)    “Class Administrator” means                     , which shall effectuate and administer the Notice Plan, the exclusion process for Opt Outs, and the claims process and distribution for the members of the Rule 23(b)(3) Settlement Class, and which shall analyze and evaluate the amount of any Class Exclusion Takedown Payments or Default Interchange Payments, all under the supervision of Class Counsel and the Court, and which firm is unrelated to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).

(i)    “Class Counsel” means the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP.

(j)    “Class Exclusion Period” means the period in which a member of the Rule 23(b)(3) Settlement Class may timely and properly become an Opt Out, which period is specified in Paragraph 83 below.

(k)    “Class Exclusion Takedown Payments” means the payment to be made to the Visa Defendants and the payment to be made to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s) pursuant to Paragraphs 17-20 below. No such payments shall be made from the Class Settlement Interchange Escrow Account(s).

(l)    “Class Objection Period” means the period in which a member of the Rule 23(b)(3) Settlement Class or a member of the Rule 23(b)(2) Settlement Class must file any objections to this Class Settlement Agreement, which period is specified in Paragraph 85 below.

(m)    “Class Plaintiffs” means the following plaintiffs named in the Operative Class Complaints in MDL 1720: Photos Etc. Corporation; Traditions, Ltd.; Capital Audio Electronics, Inc.; CHS Inc.; Coborn’s Incorporated; Crystal Rock LLC; D’Agostino Supermarkets; Discount Optics, Inc.; Jetro Holdings, Inc. and Jetro Cash & Carry Enterprises, LLC; Leon’s Transmission Service, Inc.; Parkway Corp.; Payless ShoeSource, Inc.; Affiliated Foods Midwest Cooperative, Inc.; NATSO, Inc.; National Community Pharmacists Association; National Cooperative Grocers Association; National Grocers Association; and National Restaurant Association.

(n)    “Class Plaintiffs’ Awards” means any incentive or service awards that the Court orders to be paid to a Class Plaintiff, but not including Attorneys’ Fee Awards, Expense Awards, or Settlement Administration Costs.

(o)    “Class Settlement Agreement” means this Class Settlement Agreement, including all of its Appendices.

(p)    “Class Settlement Cash Escrow Account(s)” means the bank account or accounts established pursuant to the escrow agreement or agreements in Appendix B hereto, as provided in Paragraph 6 below.

(q)    “Class Settlement Interchange Escrow Account(s)” means the bank account or accounts established pursuant to the escrow agreement or agreements in Appendix C hereto, as provided in Paragraph 6 below.

(r)    “Class Settlement Order and Final Judgment” means the Court’s order finally approving the Class Settlement Agreement and the final judgment dismissing all putative class action complaints in MDL 1720 with prejudice, which is described in Paragraph 95 below and is contained in Appendix G hereto.

(s)    “Class Settlement Preliminary Approval Order” means the Court’s order preliminarily approving this Class Settlement Agreement, which is described in Paragraph 76 below and is contained in Appendix D hereto.

(t)    “Court” means the United States District Court for the Eastern District of New York.

(u)    “Credit Card” means any card, plate, or other payment code, device, or service, even where no physical card is issued and the code or device is used for only one transaction — including, without limitation, a plastic card, a mobile telephone, a fob, or any other current or future code, device, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network and that may be used to defer payment of debt or incur debt and defer its payment, including cards commonly known as credit cards, charge cards, commercial credit cards, corporate credit cards, fleet cards, or purchasing cards.

(v)      “Debit Card” means any card, plate, or other payment code or device, even where no physical card is issued and the code or device is used for only one transaction — including, without limitation, a plastic card, a mobile telephone, a fob, or any other current or future device by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network to debit an asset account, or that otherwise is not a Credit Card, regardless of whether authorization is based on signature, personal identification number (or PIN), or other means, and regardless of whether or not the issuer holds the account (such as decoupled debit), including cards commonly known as signature or offline debit cards, PIN or online debit cards, gift cards, or other prepaid cards.

(w)      “Default Interchange Payments” means the payment to be made by the Visa Defendants and the payment to be made by the MasterCard Defendants pursuant to Paragraphs 11-13 below.

(x)      “Defendants” means the Visa Defendants, the MasterCard Defendants, and the Bank Defendants.

(y)      “Escrow Agent(s)” means                 , which shall maintain, administer, and make payments from the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) as provided in this Class Settlement Agreement and Appendices B and C, and which shall be unrelated to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).

(z)      “Expense Awards” means all costs and expenses, including any fees and costs for experts and consultants, that are awarded by the Court for the work performed for the benefit of members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, but not including Attorneys’ Fee Awards, Class Plaintiffs’ Awards, or Settlement Administration Costs.

(aa)    “Individual Plaintiffs” means the following entities to the extent that they are or have been plaintiffs in the Action as of the date of execution of this Class Settlement Agreement: Ahold U.S.A., Inc.; Albertson’s Inc.; BI-LO, LLC; Bruno’s Supermarkets, Inc.; Delhaize America, Inc.; Eckerd Corporation; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Hy-Vee, Inc; The Kroger Co.; Maxi Drug, Inc. (and doing business as Brooks Pharmacy); Meijer, Inc.; Meijer Stores Limited Partnership; Pathmark Stores, Inc.; Publix Supermarkets, Inc.; QVC, Inc.; Raley’s; Rite Aid Corporation; Safeway, Inc.; Supervalu Inc.; Wakefern Food Corporation; and Walgreen Co.

(bb)    “MasterCard-Branded Card” means any Credit Card or Debit Card that bears or uses the name MasterCard, Maestro, Cirrus, or any other brand name or mark owned or licensed by a MasterCard Defendant, or that is issued under any such brand or mark.

(cc)    “MasterCard Defendants” means MasterCard International Incorporated and MasterCard Incorporated, and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).

(dd)    “Merchant Fee” means any sum that is deducted from the funds that a merchant receives in the settlement of a Credit Card or Debit Card transaction, or is otherwise charged to or paid by a merchant, or any interchange fee, network fee or assessment, or acquirer, issuer, or processor fee, and includes Visa’s Fixed Network Acquirer Fee except as provided in Paragraph 72(d) below.

(ee)    “Net Cash Settlement Fund” means the amount deposited into the Class Settlement Cash Escrow Account(s) pursuant to Paragraph 10 below less (i) the Taxes and administrative costs related to the accounts, (ii) the Class Exclusion Takedown Payments, and (iii) any payments approved by the Court, including for Attorneys’ Fee Awards, Expense Awards, Class Plaintiffs’ Awards, and Settlement Administration Costs.

(ff)    “Net Interchange Settlement Fund” means the amount deposited into the Class Settlement Interchange Escrow Account(s) pursuant to Paragraphs 11-13 below less (i) the Taxes and administrative costs related to those accounts, and (ii) any payments approved by the Court, including for Attorneys’ Fee Awards, Expense Awards, and Settlement Administration Costs.

(gg)    “Notice Plan” means the plan for providing notice of this Action and this Class Settlement Agreement to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, which is contained in Appendix E hereto.

(hh)    “Objector” means any member of either the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, or any member of both the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, that timely and properly submits an objection to this Class Settlement in the manner provided in Paragraphs 85-87 below.

(ii)      “Operative Class Complaints” means the Second Consolidated Amended Class Action Complaint, the First Amended Supplemental Class Action Complaint, and the Second Supplemental Class Action Complaint, filed in this Action on or about February 20, 2009.

(jj)      “Opt Out” means a member of the Rule 23(b)(3) Settlement Class that timely and properly excludes itself, himself, or herself from the Rule 23(b)(3) Settlement Class in accordance with the procedures approved by the Court. The Individual Plaintiffs are not Opt Outs for purposes of calculating the Class Exclusion Takedown Payments, as provided in Paragraphs 17-20 below.

(kk)    “Paragraph” or “Paragraphs” means one or more paragraphs of this Class Settlement Agreement.

(ll)      “Plan of Administration and Distribution” means the plan for administering claims made by Authorized Cash Claimants to the Net Cash Settlement Fund and distributing the Net Cash Settlement Fund to Authorized Cash Claimants, and the plan for administering claims made by Authorized Interchange Claimants to the Net Interchange Settlement Fund and distributing the Net Interchange Settlement Fund to Authorized Interchange Claimants, attached hereto as Appendix I.

(mm)    “Rule” means any rule, by-law, policy, standard, guideline, operating regulation, practice, procedure, activity, or course of conduct relating to any Visa-Branded Card or any MasterCard-Branded Card.

(nn)      “Rule 23(b)(2) Settlement Class” means the members of the settlement class defined in Paragraph 2(b) below, from which no exclusions will be permitted.

(oo)      “Rule 23(b)(2) Settlement Class Released Parties” means the persons, businesses, or other entities described in Paragraph 67 below.

(pp)      “Rule 23(b)(2) Settlement Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 66 below.

(qq)     “Rule 23(b)(3) Settlement Class” means the members of the settlement class as defined in Paragraph 2(a) below and, after the end of the Class Exclusion Period, excluding those members who have become Opt Outs.

(rr)      “Rule 23(b)(3) Settlement Class Released Parties” means the persons, businesses, or other entities described in Paragraph 32 below.

(ss)      “Rule 23(b)(3) Settlement Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 31 below.

(tt)      “Settlement Administration Costs” means the expenses incurred in the administration of this Class Settlement Agreement, including all amounts awarded by the Court for costs associated with providing notice to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, locating members of those classes or determining their eligibility to be an Authorized Cash Claimant and/or an Authorized Interchange Claimant, calculating or verifying the amount of the Class Exclusion Takedown Payments or Default Interchange Payments, obtaining information regarding the claims of members of the Rule 23(b)(3) Settlement Class, administering, calculating, and distributing the Net Cash Settlement Fund to Authorized Cash Claimants and the Net Interchange Settlement Fund to Authorized Interchange Claimants, other costs of claims administration, payment of Taxes or administration costs with respect to the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Accounts as provided in Paragraph 7 below, and other reasonable third-party fees and expenses incurred by the Class Administrator in connection with prosecuting, handling, and settling the Class Actions, and administering the terms of this Class Settlement Agreement, that are not categorized as Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards.

(uu)      “Settlement Class Notices” means the long-form and publication notices concerning this Action and this Class Settlement Agreement to be provided to members of the

Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, which are contained in Appendix F hereto.

(vv)      “Settlement Final Approval Date” means the business day after all of the following conditions have been satisfied: (i) notice of the Class Settlement Agreement has been provided to the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class as provided in Paragraphs 79-93 below and ordered by the Court; and (ii) the Court has entered the Class Settlement Order and Final Judgment without material modification from the form of the attached Appendix G hereto, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes.

(ww)      “Settlement Final Date” means the business day after all of the following conditions have been satisfied: (i) the Court has entered the Class Settlement Order and Final Judgment without material modification from the form of the attached Appendix G hereto, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes; (ii) in the event that there is an appeal from the Court’s Class Settlement Order and Final Judgment, it is affirmed without material modification, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes; and (iii) the Class Settlement Order and Final Judgment is no longer subject to further court review by rehearing, appeal, petition for certiorari, or otherwise. The Class Settlement Order and Final Judgment shall be deemed to be no longer subject to further court review either (x) seventy-five days after the Class Settlement Order and Final Judgment has been entered by the Court if no notice, motion, or other document is filed within that time seeking any rehearing, reconsideration, vacation, review, appeal, or any other action regarding the Class Settlement Order and Final Judgment or this Class Settlement Agreement, or (y) if any such notice, motion, or document is filed, then ten business days after the date on which all appellate and/or other proceedings resulting from any such notices, motions, or documents have been finally terminated or resolved without modification of the Class Settlement Order and Final Judgment or this Class Settlement Agreement and in such a manner as to permit no further judicial action, challenge, modification, or review of the Class Settlement Order and Final Judgment or this Class Settlement Agreement, unless (z) if as of the date on which (x) or (y) is satisfied, any other action or proceeding instituted by a member of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class is pending that challenges or seeks relief at variance with the Class Settlement Order and Final Judgment or this Class Settlement Agreement, except for an action by an Opt Out that seeks only damages based on a Defendant’s conduct prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order, then ten business days after any such action or proceeding is dismissed or fully resolved through final judgment or otherwise and there is no possibility of any modification of that dismissal or resolution through any rehearing, appeal, or otherwise.

(xx)      “Settlement Preliminary Approval Date” means the business day after all of the following conditions have been satisfied: (i) the Class Plaintiffs, Class Counsel, and the Defendants all have executed this Class Settlement Agreement, (ii) the Class Plaintiffs, Class Counsel, the Visa Defendants, and the MasterCard Defendants have established the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s);

(iii) this Class Settlement Agreement has been approved by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon; and (iv) the Court has entered the Class Settlement Preliminary Approval Order without material modification from the form of the attached Appendix D hereto, including without any modification of the provisional certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes.

(yy)      “Taxes” means (i) any and all applicable taxes, duties, and similar charges imposed by a government authority (including any estimated taxes, interest, or penalties) arising in any jurisdiction, if any, (A) with respect to the income or gains earned by or in respect of the Escrow Account(s) including, without limitation, any taxes that may be imposed upon Defendants with respect to any income or gains earned by or in respect of an Escrow Account for any period while it is held by the Escrow Agent during which the Escrow Account does not qualify as a qualified settlement fund for federal or state income tax purposes, or (B) with respect to the income or gains earned by or in respect of any of the Escrow Account(s), or by way of withholding as required by applicable law on any distribution by the Escrow Agent(s) of any portion of the Escrow Account(s) to the Class Administrator, Authorized Cash Claimants, Authorized Interchange Claimants, or other persons entitled to such distributions pursuant to this Class Settlement Agreement, and (ii) any and all expenses, liabilities, and costs incurred in connection with the taxation of the Escrow Account(s) (including without limitation expenses of tax attorneys and accountants).

(zz)      “Total Cash Payment Amount” means the amount specified in Paragraph 9 below, and does not include the Default Interchange Payments defined in Paragraph 1(w).

(aaa)    “United States” means all the States, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and any political subdivision of the foregoing.

(bbb)    “Visa-Branded Card” means any Credit Card or Debit Card that bears or uses the name Visa, Plus, Interlink, or any other brand name or mark owned or licensed for use by a Visa Defendant, or that is issued under any such brand or mark.

(ccc)    “Visa Defendants” means Visa U.S.A. Inc., Visa International Service Association, and Visa Inc., and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).

Settlement Classes

2.      The Class Plaintiffs will seek, and the Defendants will not oppose, the Court’s certification of two settlement classes for settlement purposes only, defined as follows.

(a)      A “Rule 23(b)(3) Settlement Class” under Federal Rules of Civil Procedure 23(a) and (b)(3), from which exclusions shall be permitted, consisting of all persons, businesses, and other entities that have accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date, except that this Class does not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date, or the United States government.

(b)      A “Rule 23(b)(2) Settlement Class” under Federal Rules of Civil Procedure 23(a) and (b)(2), from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that as of the Settlement Preliminary Approval Date or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.

3.    The Class Plaintiffs and the Defendants stipulate and agree that, in paragraph 108 of the Second Consolidated Amended Class Action Complaint, paragraph 258 of the First Amended Supplemental Class Action Complaint, and paragraph 223 of the Second Supplemental Class Action Complaint, the definitions of “Class I” are amended to be the same as the Rule 23(b)(3) Settlement Class, and the definitions of “Class II” are amended to be the same as the Rule 23(b)(2) Settlement Class, and that the Court’s orders preliminarily and finally approving this Settlement Agreement must so amend those Operative Class Complaints.

4.    The Class Plaintiffs will seek, and the Defendants will not oppose, the Court’s appointment of the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP as Class Counsel to represent the members of the Rule 23(b)(3) Settlement Class and the members of the Rule 23(b)(2) Settlement Class.

5.    The Class Plaintiffs agree that they (a) will not seek to become Opt Outs or otherwise exclude themselves from the Rule 23(b)(3) Settlement Class, or in any way, by class definition or otherwise, seek to exclude themselves from the Rule 23(b)(2) Settlement Class, and (b) will not object to the Court’s preliminary or final approval of this Class Settlement Agreement. The Class Plaintiffs will seek, and on the basis of and in reliance on this commitment the Defendants will not oppose, the Court’s appointment of the Class Plaintiffs as the representative members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class.

Class Settlement Escrow Account(s)

6.    Within seven business days after execution of this Class Settlement Agreement, the Class Counsel, the Visa Defendants, and the MasterCard Defendants shall establish the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) pursuant to the terms of the escrow agreements provided in Appendices B and C hereto. Funds in those Escrow Account(s) shall be invested solely as provided in Appendices B and C hereto. The Class Plaintiffs and the Defendants agree that each Class Settlement Cash Escrow Account and each Class Settlement Interchange Escrow Account is intended to be and shall be treated as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. No signature or approval from the Visa Defendants or the MasterCard Defendants shall be required for disbursement from any of the Escrow Account(s) commencing the day after ten business days after the Settlement Final Date.

7.    All Taxes with respect to any sums in any Class Settlement Cash Escrow Account or any Class Settlement Interchange Escrow Account, the administrative costs of paying such Taxes, and any other costs of establishing, maintaining, or administering that Escrow Account shall be paid from that Escrow Account by the Escrow Agent(s).

8.    No payments from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), or any other use of those Escrow Account(s), shall be made without the prior approval of the Court (which may include approval of payments consistent with proposed budgets and expenses). Class Plaintiffs shall provide Defendants with prior notice of any applications to the Court for such approvals sought up to ten business days after the Settlement Final Date. In no event shall any Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party, have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Class Settlement Escrow Account(s) or the Class Settlement Interchange Escrow Account(s).

Payments to the Class Settlement Escrow Account(s)

9.      The Class Plaintiffs and the Defendants agree that the Total Cash Payment Amount shall be $6,050,000,000.

10.    Within ten business days after the Settlement Preliminary Approval Date, (a) the Visa Defendants shall pay by wire transfer into the Class Settlement Cash Escrow Account(s), from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $6,050,000,000 (i.e., $4,033,333,333), and (b) the MasterCard Defendants and Bank Defendants shall pay by wire transfer into the Class Settlement Cash Escrow Account(s) a total of one-third of $6,050,000,000 (i.e., $2,016,666,667) in accordance with the agreement among themselves regarding their respective shares.

11.    If this Class Settlement Agreement is not terminated prior to the commencement of the eight-month period described in Paragraphs 12 and 13 below, the Visa Defendants and the MasterCard Defendants each shall make a Default Interchange Payment by wire transfer into the Class Settlement Interchange Escrow Account(s). Those Default Interchange Payments shall be made within sixty days after the completion of the eight-month period described in Paragraphs 12 and 13 below in the event that this Class Settlement Agreement is not terminated during the eight-month period. If this Class Settlement Agreement terminates during the eight-month period described in Paragraphs 12 and 13 below, within sixty days of such termination, the Visa Defendants and the MasterCard Defendants each shall make their respective Default Interchange Payment based only on the portion of the eight-month period that preceded the date of termination. In the event of a termination of this Class Settlement Agreement after the commencement of the eight-month period described in Paragraphs 12 and 13 below, any Default Interchange Payments made to the Class Settlement Interchange Escrow Account(s) by the Visa Defendants and the MasterCard Defendants shall be distributed in a manner determined by the Court, if the parties do not enter into a new Class Settlement Agreement addressing such distribution, and in no event shall those Default Interchange Payments revert to the Visa Defendants or MasterCard Defendants or be distributed to Bank Defendants.

12.    The Default Interchange Payment of the Visa Defendants shall be calculated as follows. Within sixty days after the end of the Class Exclusion Period, the Visa Defendants shall reduce the default interchange rates in the manner provided in this Paragraph on United States acquired and issued Visa-Branded Credit Card transactions for a period of eight months (i.e., terminating on the same date of the month as the period commenced eight months earlier or, if no such date exists, the first day of the following month) unless this Class Settlement Agreement is earlier terminated. That reduction shall be effected by the Visa Defendants withholding or adjusting 10 basis points from the default interchange amounts that otherwise would be provided to issuers on transactions to which default interchange rates apply. The default interchange thus withheld or adjusted that is attributable to transactions of members of the Rule 23(b)(3) Settlement Class, exclusive of the transactions of the Individual Plaintiffs and Opt Outs, and prior to the date of any termination of this Class Settlement Agreement during the eight-month period described in this Paragraph, shall constitute the Default Interchange Payment of the Visa Defendants. The Visa Defendants shall identify and provide Class Counsel and the Class Administrator with data used to calculate, and sufficient to analyze and evaluate, that Default

Interchange Payment. During the time period of the interchange reduction provided in this Paragraph, the Visa Defendants may not use their network fees to circumvent or evade the reduction in default interchange rates for Visa-Branded Credit Card transactions. For purposes of clarity, no modification need be made to any Visa-Branded Debit Card default interchange rates or deposits into issuer accounts, and the Visa Defendants shall not be required to modify their default interchange rates in any manner not provided in this Paragraph.

13.    The Default Interchange Payment of the MasterCard Defendants shall be calculated as follows. Within sixty days after the end of the Class Exclusion Period, the MasterCard Defendants shall reduce the default interchange rates in the manner provided in this Paragraph on United States acquired and issued MasterCard-Branded Credit Card transactions for a period of eight months (i.e., terminating on the same day of the month as the period commenced eight months earlier, or if no such date exists, the first day of the following month) unless this Class Settlement Agreement is earlier terminated. That reduction shall be effected by the MasterCard Defendants withholding or adjusting 10 basis points from the default interchange amounts that otherwise would be provided to issuers on transactions to which default interchange rates apply. The default interchange thus withheld or adjusted that is attributable to transactions of members of the Rule 23(b)(3) Settlement Class, exclusive of the transactions of the Individual Plaintiffs and Opt Outs, and prior to the date of any termination of this Class Settlement Agreement during the eight-month period described in this Paragraph, shall constitute the Default Interchange Payment of the MasterCard Defendants. The MasterCard Defendants shall identify and provide Class Counsel and the Class Administrator with data used to calculate, and sufficient to analyze and evaluate, that Default Interchange Payment. During the time period of the interchange reduction provided in this Paragraph, the MasterCard Defendants may not use their network fees to circumvent or evade the reduction in default interchange rates for

MasterCard-Branded Credit Card transactions. For purposes of clarity, no modification need be made to any MasterCard-Branded Debit Card default interchange rates or deposits into issuer accounts, and the MasterCard Defendants shall not be required to modify their default interchange rates in any manner not provided in this Paragraph.

14.    Class Plaintiffs reserve their rights to seek appropriate relief from the Court in the event the payments described in Paragraphs 9-13 above are not timely made, including but not limited to relief consisting of immediate payment, interest, and penalties.

15.    The payments described in Paragraphs 9-13 above shall exhaust and fully satisfy any and all payment obligations under this Class Settlement Agreement of the Defendants and any other Rule 23(b)(3) Settlement Class Released Parties or Rule 23(b)(2) Settlement Class Released Parties, and shall extinguish entirely any further obligation, responsibility, or liability to pay any notice expenses, attorneys’ fees, litigation costs, costs of administration, Taxes, settlement sums, or sums of any kind to the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), or to the Class Plaintiffs or other members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class (other than those who opt out of the Rule 23(b)(3) Settlement Class), or to any of their respective counsel, experts, advisors, agents, and representatives, all of whom shall look solely to the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) for settlement and satisfaction of all claims released in this Class Settlement Agreement.

Payments from the Class Settlement Escrow Account(s)

16.    Prior to the Settlement Final Approval Date, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) only in the amounts approved by the Court, and only to pay for (a) the costs of establishing, maintaining, or administering the Class Settlement Cash Escrow Account(s) (including Taxes and the administrative costs of paying such Taxes), and (b) Settlement Administration Costs, including the costs of the Notice Plan and the exclusion procedures for Opt Outs as provided in Paragraphs 79-93 below, and additional costs for claims administration, in amounts consistent with the limitations of Paragraph 21(c) below.

17.    Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make the Class Exclusion Takedown Payments provided in Paragraphs 18-20 below, in the amounts stated in the Class Settlement Order and Final Judgment, regardless of any appeal or other challenge made to the Class Exclusion Takedown Payments or their amount. In the event of any appeal concerning the amount of the Class Exclusion Takedown Payments to the Visa Defendants or the MasterCard Defendants stated in the Class Settlement Order and Final Judgment, and which results in a order determining that those amounts should be modified, within ten business days after the Settlement Final Date the Visa Defendants and the MasterCard Defendants shall pay any amounts to be refunded by wire transfer to the Class Settlement Cash Escrow Account(s), and the Escrow Agents(s) shall pay any increased amounts due to the Visa Defendants or the MasterCard Defendants into an account that they shall designate.

18.    Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make a Class Exclusion Takedown Payment from the Class Settlement Cash Escrow Account(s) to an account that the Visa Defendants shall designate, to be calculated by (a) adding the total dollar sales paid with all Visa-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all persons, businesses, and other entities that become Opt Outs (other than the Individual Plaintiffs), (b) dividing that sum by the total dollar sales paid with all Visa-Branded Cards plus all MasterCard-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class

Settlement Preliminary Approval Order, that are attributable to all members of the Rule 23(b)(3) Settlement Class plus all persons, business, and other entities that become Opt Outs (other than the Individual Plaintiffs), and then (c) multiplying that quotient by the Total Cash Payment Amount.

19.    Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make a Class Exclusion Takedown Payment from the Class Settlement Cash Escrow Account(s) to an account that the MasterCard Defendants shall designate, to be calculated by (a) adding the total dollar sales paid with all MasterCard-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all persons, businesses, and other entities that become Opt Outs (other than the Individual Plaintiffs), (b) dividing that sum by the total dollar sales paid with all Visa-Branded Cards plus all MasterCard-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all members of the Rule 23(b)(3) Settlement Class plus all persons, business, and other entities that become Opt Outs (other than the Individual Plaintiffs), and then (c) multiplying that quotient by the Total Cash Payment Amount.

20.    In the event that the sum of the Class Exclusion Takedown Payments as calculated in Paragraphs 18 and 19 above would exceed twenty-five percent of the Total Cash Payment Amount (i.e., $1,512,500,000), and Defendants do not elect to terminate this Class Settlement Agreement pursuant to Paragraph 97 below, the payments under Paragraphs 18 and 19 above instead shall be calculated as provided in this Paragraph 20. The payment under Paragraph 18 to an account that the Visa Defendants shall designate shall be calculated by (w) dividing the sales described in Paragraph 18(a) by the sum of the sales described in

Paragraphs 18(a) and 19(a), and then (x) multiplying that quotient by twenty-five percent of the Total Cash Payment Amount. The payment under Paragraph 19 to an account that the MasterCard Defendants shall designate shall be calculated by (y) dividing the sales described in Paragraph 19(a) by the sum of the sales described in Paragraphs 18(a) and 19(a), and then (z) multiplying that quotient by twenty-five percent of the Total Cash Payment Amount. Prior to such payments, the Visa Defendants and the MasterCard Defendants will disclose in writing to Class Counsel the amount of those two payments, which when added together must be equal to twenty-five percent of the Total Cash Payment Amount (i.e., $1,512,500,000).

21.    From the Settlement Final Approval Date to the date twenty business days after the Settlement Final Date, and subject to the Class Exclusion Takedown Payments provided in Paragraphs 17-20 above, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) only in amounts approved by the Court for (a) the costs of maintaining or administering the Class Settlement Cash Escrow Account(s) (including Taxes and the administrative costs of paying such Taxes), (b) Expense Awards in an amount not to exceed a collective total of $30 million, and (c) further approved Settlement Administration Costs in amounts not to result in a collective total for all Settlement Administration Costs that would exceed $30 million from both the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s).

22.    The Expense Awards of the Court paid from the Class Settlement Escrow Account(s) under Paragraph 21 above may be paid only to the law firms that are Class Counsel, which law firms may further disseminate such funds to other law firms representing plaintiffs in the Class Actions, but subject to the terms of this Paragraph. In the event that any Expense Awards of the Court paid from the Class Settlement Cash Escrow Account(s) under Paragraph 21 above are overturned or reduced on any appeal or otherwise, or in the event this

Class Settlement Agreement is terminated by the date ten business days after the Settlement Final Date, each Class Counsel law firm that received such Expense Awards (whether those Awards were retained or dissemination to other law firms) shall, within ten business days of receiving notice thereof, refund all overturned Expense Awards, or the amount by which any Expense Awards were reduced, to those Class Settlement Cash Escrow Account(s), with interest thereon for the period from payment to refund at the same rate as earned on the funds deposited into the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s), the basis for which rate shall be disclosed to Defendants. Any Class Counsel law firm that receives Expense Awards pursuant to Paragraph 21(b) above agrees that it, and each member or shareholder of that law firm, is jointly and severally liable solely for the amount of the Expense Awards that the Class Counsel law firm received and that must be refunded (whether those Awards were retained or disseminated to other law firms), are subject to the continuing jurisdiction of the Court for the enforcement of the obligation to make such refunds, and are liable for any attorneys’ fees and costs that Defendants incur in recovering any such funds that must be refunded, and that the release provided to that law firm in Paragraphs 37 and 73 below shall not extend to any claims regarding such refunds.

23.    Commencing the day after ten business days after the Settlement Final Date, if this Class Settlement Agreement has not been terminated, and subject to the approval of the Court, the Class Settlement Cash Escrow Account(s) may be used for paying Attorney Fee Awards, Class Plaintiffs’ Awards, and Expense Awards not already paid pursuant to Paragraph 21 above, as approved by the Court.

24.    Commencing the day after ten business days after the Settlement Final Date, and subject to the payments provided in Paragraphs 16-23 above, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) in amounts approved by the Court based on applications filed with the Court and served on the Defendants, including for paying (a) the timely and proper claims of Authorized Cash Claimants pursuant to the Plan of Administration and Distribution approved by the Court, and (b) Settlement Administration Costs not already paid pursuant to Paragraph 21 above that are approved by the Court.

25.    Until ten business days after the Settlement Final Date, the Escrow Agent(s) may make payments from the Class Settlement Interchange Escrow Account(s) only in the amounts approved by the Court, and only to pay for (a) the costs of establishing, maintaining, or administering the Class Settlement Interchange Escrow Account(s) (including Taxes and the administrative costs of paying such Taxes), and (b) Settlement Administration Costs in amounts not to result in a collective total for all Settlement Administration Costs that would exceed $30 million from both the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s).

26.    Commencing the day after ten business days after the Settlement Final Date, the Escrow Agent(s) may make payments from the Class Settlement Interchange Accounts in amounts approved by the Court based on applications filed with the Court and served on Defendants, including for paying the timely and proper claims of members of Authorized Interchange Claimants pursuant to the Plan of Administration and Distribution approved by the Court.

27.    Notwithstanding anything in Paragraphs 6-26 above, in the event that this Class Settlement Agreement is terminated as provided in Paragraphs 96-98 below, the Escrow Agent(s) shall promptly pay two-thirds of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due and Settlement Administration Costs approved by the Court and already paid or incurred, to an account that the Visa Defendants shall designate, and shall promptly pay one-third of any sums in the Class Settlement Cash Escrow Account(s), less any

Taxes due and Settlement Administration Costs approved by the Court and paid or incurred, to an account that the MasterCard Defendants shall designate.

Consideration Provided to Members of the Rule 23(b)(3) Settlement Class

28.    Members of the Rule 23(b)(3) Settlement Class shall receive money payments from the Net Cash Settlement Fund –– i.e., the amounts deposited into the Class Settlement Cash Escrow Account(s) by virtue of the payment of the Total Cash Payment Amount, as reduced by the Class Exclusion Takedown Payments and other payments permitted under Paragraphs 16-24 above –– pursuant to the claims process specified in the Plan of Administration and Distribution attached as Appendix I hereto, which Class Plaintiffs will propose to the Court in moving for preliminary approval of this Class Settlement Agreement, and as later or otherwise modified and ordered by the Court.

29.    Members of the Rule 23(b)(3) Settlement Class that accepted Visa-Branded Credit Card transactions during the eight month or shorter period provided in Paragraph 12 above, and/or that accepted MasterCard-Branded Credit Card transactions during the eight month or shorter period provided in Paragraph 13 above, shall receive money payments from the Net Interchange Settlement Fund –– i.e., the amounts deposited into the Class Settlement Interchange Escrow Account(s), as reduced by the payments permitted under Paragraphs 25-26 above –– pursuant to the claims process specified in the Plan of Administration and Distribution attached as Appendix I hereto, which Class Plaintiffs will propose to the Court in moving for preliminary approval of this Class Settlement Agreement, and as later or otherwise modified and ordered by the Court.

30.    Insofar as any sums remain in the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s) after paying the timely and proper claims of the members of the Rule 23(b)(3) Settlement Class as provided in the preceding two Paragraphs

(whether made in one or more distributions), any Taxes or administrative expenses incurred by the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Accounts, any Attorneys’ Fee Awards, any Expense Awards, any Class Plaintiffs’ Awards, and any additional costs and expenses incurred by Class Counsel for the benefit of the Rule 23(b)(3) Settlement Class and approved by the Court, Class Counsel shall make an application to the Court, with notice to Defendants, for such sums to be used to make cy pres payments for the benefit of members of the Rule 23(b)(3) Settlement Class. Defendants may comment upon and/or object to any such application.

Release and Covenant Not to Sue of Rule 23(b)(3) Settlement Class

31.    The “Rule 23(b)(3) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(3) Settlement Class that does not become an Opt Out, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(3) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they make a claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), whether directly, representatively, derivatively, or in any other capacity.

32.    The “Rule 23(b)(3) Settlement Class Released Parties” are all of the following:

(a)    Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b)    MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

(c)    Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d)    Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e)    Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f)    Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g)    Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h)    Fifth Third Bancorp.

(i)    First National Bank of Omaha.

(j)    HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k)    National City Corporation and National City Bank of Kentucky.

(l)    SunTrust Banks, Inc. and SunTrust Bank.

(m)   Texas Independent Bancshares, Inc.

(n)    Wachovia Bank, N.A. and Wachovia Corporation.

(o)    Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p)    Wells Fargo & Company and Wells Fargo Bank, N.A.

(q)    Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r)    Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s)    For each of the entities or persons in Paragraphs 32(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t)    For each of the entities or persons in Paragraphs 32(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(s) above).

(u)    For each of the entities or persons in Paragraphs 32(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns

(including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(t) above).

33.    This release applies solely to the Rule 23(b)(3) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(3) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(3) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for damages, interest, costs, expenses, attorneys’ fees, fines, civil or other penalties, or other payment of money, or for injunctive, declaratory, or other equitable relief, whenever incurred, whether directly, indirectly, derivatively, or otherwise, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(3) Settlement Class Releasing Party ever had, now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a)    any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b)    any Merchant Fee of any Rule 23(b)(3) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c)    any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(3) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d)    any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party or Parties, or (iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e)    any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f)    any service of an employee or agent of any Rule 23(b)(3) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g)    the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h)    the future effect in the United States of any conduct of any Rule 23(b)(3) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(3) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i)    any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(3) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

34.    Each Rule 23(b)(3) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 31-33. Without limiting the generality of the foregoing, each Rule 23(b)(3) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(3) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 31-33, each Rule 23(b)(3) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 31-33, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(3) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

35.    Each Rule 23(b)(3) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(3) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 31-34 above.

36.    For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(3) Settlement Class Releasing Party that is based on:

(a)    breach of this Class Settlement Agreement;

(b)    standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(3) Settlement Class Releasing Parties and any of the Rule 23(b)(3) Settlement Class Released Parties; provided, however, that Paragraphs 31-35 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule fee, charge, or other conduct covered by any of the claims released in Paragraphs 31-35 above; or

(c)    the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended and Third Amended Complaints against Bank of America, N.A.).

37.    Each Rule 23(b)(3) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, the other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

38.    In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 31-37 above shall be null and void and unenforceable.

Consideration Provided to Members of the Rule 23(b)(2) Settlement Class

39.    Members of the Rule 23(b)(2) Settlement Class shall receive no money payments, but shall receive relief as set forth below.

Visa Rules Modifications

40.    The Visa Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix I, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment, the Visa Product Eligibility Service described in the Declaration of Judson Reed filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the Visa Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the Visa Defendants under this Class Settlement Agreement in this Action but only until July 20, 2021.

41.    Commencing sixty days after the Settlement Preliminary Approval Date, the Visa Defendants will permit a merchant to decline acceptance of all “Visa POS Debit Devices” or all “Other Visa Products,” as defined pursuant to Visa’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “Visa POS Debit Devices or all “Other Visa Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the Visa Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “Visa POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Visa POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other Visa Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other Visa Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Visa Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing, based on its acceptance at all outlets in the United States; provided, however, that the Visa Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

42.     Within sixty days after the Settlement Preliminary Approval Date, the Visa Defendants shall modify their “no surcharge” rules to permit a merchant in the United States to surcharge Visa-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph 42 and subject to the terms and conditions in this Paragraph 42.

(a)    Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all Visa Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on Visa Credit Card Transactions at the point of sale;

(ii)	The surcharge on each Visa Credit Card Transaction is no greater than the merchant’s Visa Surcharge Cap;

(iii)	The surcharge on each Visa Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the Visa Defendants elect to set a Maximum Surcharge Cap and post on the Visa website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap.

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-

face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge Visa Credit Card Transactions, consistent with the other terms of this Paragraph 42(a), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 42(a)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Cost of Acceptance to the merchant is less than the Visa Credit Card Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the Visa Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)

For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph.

(vi)	The merchant does not engage in surcharging at the product level as described in Paragraph 42(b) below; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 42(c) below.

As used in this Paragraph 42(a):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Visa Credit Card or a Competitive Credit Card Brand is to include the amount of any discount or rebate that is applied to that card or brand at the point of sale but which is not equally applied to all Visa Credit Card Transactions.

•

“Competitive Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa, specifically including without limitation MasterCard, American Express, Discover, and PayPal.

•

“Competitive Credit Card Brand Cost of Acceptance” is the merchant’s average Merchant Discount Rate applicable to transactions on a Competitive Credit Card Brand at the merchant for the preceding one or twelve months, at the merchant’s option.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the Visa Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on Visa’s website in a manner that is readily visible to merchants. The Visa Defendants shall adjust the Maximum

Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 42(a), Merchant Discount Rate shall include (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“Visa Credit Card” is any Credit Card that bears or uses the name Visa or is branded or licensed by Visa.

•

“Visa Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Cost of Acceptance, then the Merchant may use the Visa Credit Card Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on Visa’s website.

•	“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.

•	“Visa Surcharge Cap” is the average Merchant Discount Rate applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option.

(b)    Product Level Surcharging: A permitted Product Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all Visa Credit Card Transactions of the same product type (e.g., Visa Classic Card, Visa Traditional Rewards Card, Visa Signature Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(ii)	The surcharge on each Visa Credit Card Transaction is no greater than the merchant’s Visa Credit Surcharge Cap for that product type minus the Debit Card Cost of Acceptance;

(iii)	The surcharge on each Visa Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the Visa Defendants elect to set a Maximum Surcharge Cap and post on the Visa website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap;

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge Visa Credit Card Transactions, consistent with the other terms of this Paragraph 42(b), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 42(b)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Product Cost of Acceptance to the merchant is less than the Visa Credit Card Product Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the Visa Credit Card Transaction to be surcharged; or

(C)

there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit

Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph;

(vi)	The merchant does not engage in surcharging at the brand level as described in Paragraph 42(a) above; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 42(c) below.

As used in this Paragraph 42(b):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Visa Credit Cards of the same product type or a Competitive Credit Card Product is to include the amount of any discount or rebate that is applied to that card or product at the point of sale but which is not equally applied to all Visa Credit Card Transactions of the same product type.

•

“Competitive Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa, specifically including without limitation MasterCard, American Express, Discover, and PayPal.

•

“Competitive Credit Card Product Cost of Acceptance” is the merchant’s average effective Merchant Discount Rate applicable to transactions on the Competitive Credit Card Product at the merchant for the preceding one or twelve months at the merchant’s option.

•

“Debit Card Cost of Acceptance” is the amount of the cap for debit transactions established by the Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or, if the Board of Governors discontinues establishing a cap for debit transactions, the merchant’s average effective Merchant Discount Rate for all PIN-based debit transactions for the preceding twelve months.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the Visa Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on Visa’s website in a manner that is readily visible to merchants. The Visa Defendants agree shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 42(a), Merchant Discount Rate includes (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“Visa Credit Card” is any Credit Card that bears or uses the name Visa or is branded or licensed by Visa.

•

“Visa Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Product Cost of Acceptance, then the Merchant may use the Visa Credit Card Product Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on Visa’s website.

•	“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.

•

“Visa Credit Surcharge Cap” for a product type is the average effective Merchant Discount Rate applicable to Visa Credit Card Transactions of that product type at the merchant for the preceding twelve months. At any given point in time, the actual Merchant Discount Rate paid in the time period covered by the merchant’s most recent statement relating to Visa Credit Card Transactions may be deemed a proxy for the Visa Credit Card Cost of Acceptance.

(c)    Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:

(i)	Provide Visa and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which shall identify whether the merchant intends to impose surcharges at the brand level or the product level. Any such notice shall be treated confidentially by the Visa Defendants and the merchant’s acquirer.

(ii)	Provide clear disclosure to the merchant’s customers at the point of store entry, or in an online environment on the first page that references Credit Card brands, that the merchant imposes a surcharge that is not greater than the applicable Visa Credit Card Cost of Acceptance.

(iii)	Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, (B) a statement that the surcharge is being imposed by the merchant, and (C) a statement that the surcharge that the merchant imposes is not greater than the applicable Visa Credit Card Cost of Acceptance.

(iv)	Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.

(d)    For the avoidance of doubt, nothing in this Class Settlement Agreement, including Paragraph 42, shall preclude the Visa Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Visa Credit Cards or all Visa Credit Cards of a given product type, regardless of the issuing financial institution; and it is expressly agreed for the purpose of clarity that any claim relating to the past, continued, or future prohibition of such surcharging is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

(e)    The Visa Defendants shall modify any other rules as necessary to ensure that the changes set forth in Paragraph 42(a) above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

(f)    Nothing in this Class Settlement Agreement shall prevent the Visa Defendants from contracting with merchants not to surcharge Visa-Branded Credit Cards or any Product type of Visa-Branded Credit Card as long as (i) the agreement is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 43 below and is not a standard agreement or part of a standard agreement generally by the Visa Defendants, and (iv) any such agreement or waiver is supported by Independent Consideration; provided, however, that nothing in this agreement shall affect any right of the Visa Defendants to limit or decline acceptance of Visa by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Visa.

(g)    In the event that Visa debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the Visa Defendants will further modify the Visa rules to permit merchants to surcharge Visa debit card transactions in a manner equivalent to that permitted for Visa Credit Card transactions pursuant to Paragraph 42(a) above.

43.    Within sixty days after the Settlement Preliminary Approval Date, the Visa Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with Visa on behalf of members of the buying group. With respect to any proposals that Visa believes provides reasonable commercial benefits to the parties, Visa will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and Visa agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this

Paragraph, and/or (z) whether Visa negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

44.    In the event that the obligations imposed on the Visa Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall thenceforth be imposed on the Visa Defendants under this Class Settlement Agreement but only until July 20, 2021.

45.    The rules requirements of Paragraphs 40-44 above shall remain in effect until July 20, 2021. The rules requirements of Paragraphs 40-44 above shall expire on July 20, 2021.

46.    The Visa Defendants retain the right, but are in no way obligated, to further modify their by-laws, rules, operating regulations, practices, policies or procedures addressed in Paragraphs 40-45 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein; provided, however, that it is expressly agreed for the purpose of clarity that any claim relating to a lack of such further modification of the by-laws, rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 40-45 is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

47.    The Visa Defendants shall not be required to modify their by-laws, rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 40-45 above. From the date of execution of this Class Settlement Agreement to the

Settlement Preliminary Approval Date, the Visa Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 40-45 above and Paragraph 48 below. If Class Counsel believe that any of those material changes would result in a breach of this Class Settlement Agreement, they may seek relief from the Court after meeting and conferring with the Visa Defendants.

48.    Any Visa by-laws, rules, operating regulations, practices, policies, or procedures amended pursuant to Paragraphs 40-45 above shall be enforced pursuant to Visa’s existing compliance rules and standards, including specifically Visa International Operating Regulations Core Principles 2.3 and 6.4. In the event that Visa takes action against a merchant’s acquirer or the merchant for the merchant’s failure to comply with the provisions of Paragraph 42 above, Visa shall provide notice of Visa’s action to Class Counsel or their designee.

49.    No later than thirty days after the Settlement Preliminary Approval Date, and before any modifications of the Visa Defendants’ operating regulations necessary to effect Paragraphs 41-43 above become effective, the Visa Defendants shall (a) post on the Visa website a written notification that describes those modifications, (b) provide that written notification to all Visa issuers and acquirers in the United States, and (c) and direct Visa acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The Visa Defendants agree to provide Class Counsel with an opportunity to offer comments on the language of that written notification.

50.    Nothing in the foregoing changes to the Visa Defendants’ rules, by-laws, and/or operating regulations described in Paragraphs 40-45 above shall affect any obligation of any member of the Rule 23(b)(2) Settlement Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.

51.    Nothing in this Class Settlement Agreement shall limit the ability of any Visa Defendant to set interchange rates, whether default rates or rates applicable (either by rule or negotiated agreement) to individual merchants, groups of merchants, or merchant trade associations.

52.    Nothing in this Class Settlement Agreement shall impose any limitation upon any other conduct of any Rule 23(b)(2) Settlement Class Released Defendant not expressly modified by the terms hereof.

MasterCard Rules Modifications

53.    The MasterCard Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix I, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment, the MasterCard Product Validation Service (also known as “Product Inquiry”) described in the Declaration of Brian Tomchek filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the MasterCard Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under this Class Settlement Agreement in this Action but only until July 20, 2021.

54.    Commencing sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants will permit a merchant to decline acceptance of all “MasterCard POS Debit Devices” or all “Other MasterCard Products,” as defined pursuant to MasterCard’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “MasterCard POS Debit Devices or all “Other MasterCard Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the MasterCard Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “MasterCard POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “MasterCard POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other MasterCard Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other MasterCard Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the MasterCard Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing based on its acceptance at all outlets in the United States; provided, however, that the MasterCard Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

55.    Within sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants shall modify their “no surcharge” rules to permit a merchant in the United States to surcharge MasterCard-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph 55 and subject to the terms and conditions in this Paragraph 55.

(a)    Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all MasterCard Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on MasterCard Credit Card Transactions at the point of sale;

(ii)	The surcharge on each MasterCard Credit Card Transaction is no greater than the merchant’s MasterCard Surcharge Cap;

(iii)	The surcharge on each MasterCard Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the MasterCard Defendants elect to set a Maximum Surcharge Cap and post on the MasterCard website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap.

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge MasterCard Credit Card Transactions, consistent with the other terms of this Paragraph 55(a), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 55(a)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Cost of Acceptance to the merchant is less than the MasterCard Credit Card Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the MasterCard Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph.

(vi)	The merchant does not engage in surcharging at the product level as described in Paragraph 55(b) below; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 55(c) below.

As used in this Paragraph 55(a):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a MasterCard Credit Card or a Competitive Credit Card Brand is to include the amount of any discount or rebate that is applied to that card or brand at the point of sale but which is not equally applied to all MasterCard Credit Card Transactions.

•

“Competitive Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than MasterCard, specifically including without limitation Visa, American Express, Discover, and PayPal.

•

“Competitive Credit Card Brand Cost of Acceptance” is the merchant’s average Merchant Discount Rate applicable to transactions on a Competitive Credit Card Brand at the merchant for the preceding one or twelve months, at the merchant’s option.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on MasterCard’s website in a manner that is readily visible to merchants. The MasterCard Defendants agree shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 55(a), Merchant Discount Rate shall include (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“MasterCard Credit Card” is any Credit Card that bears or uses the name MasterCard or is branded or licensed by MasterCard.

•

“MasterCard Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to MasterCard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its MasterCard Credit Card Cost of Acceptance, then the Merchant may use the MasterCard Credit Card Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on MasterCard’s website.

•	“MasterCard Credit Card Transaction” is a transaction in which a MasterCard Credit Card is presented for payment and the transaction is subject to MasterCard’s Operating Regulations.

•	“MasterCard Surcharge Cap” is the average Merchant Discount Rate applicable to MasterCard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option.

(b)    Product Level Surcharging: A permitted Product Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all MasterCard Credit Card Transactions of the same product type (e.g., MasterCard Standard Card, MasterCard World Card, MasterCard World Elite Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(ii)	The surcharge on each MasterCard Credit Card Transaction is no greater than the merchant’s MasterCard Credit Surcharge Cap for that product type minus the Debit Card Cost of Acceptance;

(iii)	The surcharge on each MasterCard Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the MasterCard Defendants elect to set a Maximum Surcharge Cap and post on the MasterCard website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap;

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge MasterCard Credit Card Transactions, consistent with the other terms of this Paragraph 55(b), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 55(b)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Product Cost of Acceptance to the merchant is less than the MasterCard Credit Card Product Cost of Acceptance to

that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the MasterCard Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph;

(vi)	The merchant does not engage in surcharging at the brand level as described in Paragraph 55(a) above; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 55(c) below.

As used in this Paragraph 55(b):

•	“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for MasterCard Credit

Cards of the same product type or a Competitive Credit Card Product is to include the amount of any discount or rebate that is applied to that card or product at the point of sale but which is not equally applied to all MasterCard Credit Card Transactions of the same product type.

•

“Competitive Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than MasterCard, specifically including without limitation Visa, American Express, Discover, and PayPal.

•

“Competitive Credit Card Product Cost of Acceptance” is the merchant’s average effective Merchant Discount Rate applicable to transactions on the Competitive Credit Card Product at the merchant for the preceding one or twelve months at the merchant’s option.

•

“Debit Card Cost of Acceptance” is the amount of the cap for debit transactions established by the Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or, if the Board of Governors discontinues establishing a cap for debit transactions, the merchant’s average effective Merchant Discount Rate for all PIN-based debit transactions for the preceding twelve months.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on MasterCard’s website in a manner that is readily visible to merchants. The MasterCard Defendants agree shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 55(a), Merchant Discount Rate includes (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“MasterCard Credit Card” is any Credit Card that bears or uses the name MasterCard or is branded or licensed by MasterCard.

•

“MasterCard Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to MasterCard Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its MasterCard Credit Card Product Cost of Acceptance, then the Merchant may use the MasterCard Credit Card Product Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on MasterCard’s website.

•	“MasterCard Credit Card Transaction” is a transaction in which a MasterCard Credit Card is presented for payment and the transaction is subject to MasterCard’s Operating Regulations.

•

“MasterCard Credit Surcharge Cap” for a product type is the average effective Merchant Discount Rate applicable to MasterCard Credit Card Transactions of that product type at the merchant for the preceding twelve months. At any given point in time, the actual Merchant Discount Rate paid in the time period covered by the merchant’s most recent statement relating to MasterCard Credit Card Transactions may be deemed a proxy for the MasterCard Credit Card Cost of Acceptance.

(c)    Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:

(i)	Provide MasterCard and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which shall identify whether the merchant intends to impose surcharges at the brand level or the product level. Any such notice shall be treated confidentially by the MasterCard Defendants and the merchant’s acquirer.

(ii)	Provide clear disclosure to the merchant’s customers at the point of store entry, or in an online environment on the first page that references Credit Card brands, that the merchant imposes a surcharge that is not greater than the applicable MasterCard Credit Card Cost of Acceptance.

(iii)	Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, (B) a statement that the surcharge is being imposed by the merchant, and (C) a statement that the surcharge that the merchant imposes is not greater than the applicable MasterCard Credit Card Cost of Acceptance.

(iv)	Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.

(d)     For the avoidance of doubt, nothing in this Class Settlement Agreement, including Paragraph 55, shall preclude the MasterCard Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all MasterCard Credit Cards or all MasterCard Credit Cards of a given product type, regardless of the issuing financial institution; and it is expressly agreed for the purpose of clarity that any claim relating to the past, continued, or future prohibition of such surcharging is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

(e)    The MasterCard Defendants shall modify any other rules as necessary to ensure that the changes set forth in Paragraph 55(a) above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

(f)    Nothing in this Class Settlement Agreement shall prevent the MasterCard Defendants from contracting with merchants not to surcharge MasterCard-Branded Credit Cards or any Product type of MasterCard-Branded Credit Card as long as (i) the agreement is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 56 below and is not a standard agreement or part of a standard agreement generally by the MasterCard Defendants, and (iv) any such agreement or waiver is supported by Independent Consideration; provided, however, that nothing in this agreement shall affect any right of the MasterCard Defendants to limit or decline acceptance of MasterCard by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against MasterCard.

(g)    In the event that MasterCard debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the MasterCard Defendants will further modify the MasterCard rules to permit merchants to surcharge MasterCard debit card transactions in a manner equivalent to that permitted for MasterCard Credit Card transactions pursuant to Paragraph 55(a) above.

56.    Within sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with MasterCard on behalf of members of the buying group. With respect to any proposals that MasterCard believes provides reasonable commercial benefits to the parties, MasterCard will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and MasterCard agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this Paragraph, and/or (z) whether MasterCard negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

57.    In the event that the obligations imposed on the MasterCard Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under this Class Settlement Agreement but only until July 20, 2021.

58.    The rules requirements of Paragraphs 53-57 above shall remain in effect until July 20, 2021. The rules requirements of Paragraphs 53-57 above shall expire on July 20, 2021.

59.    The MasterCard Defendants retain the right, but are in no way obligated, to further modify their by-laws, rules, operating regulations, practices, policies or procedures addressed in Paragraphs 53-58 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein; provided, however, that it is expressly agreed for the purpose of clarity that any claim relating to a lack of such further modification of the by-laws, rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 53-58 is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

60.    The MasterCard Defendants shall not be required to modify their by-laws, rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 53-58 above. From the date of execution of this Class Settlement Agreement to the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 53-58 above and Paragraph 61 below. If Class Counsel believe that any of those material changes would result in a breach of this Class Settlement Agreement, they may seek relief from the Court after meeting and conferring with the MasterCard Defendants.

61.    Any MasterCard by-laws, rules, operating regulations, practices, policies, or procedures amended pursuant to Paragraphs 53-58 above shall be enforced pursuant to

MasterCard’s existing compliance rules and standards, including specifically MasterCard Rules 5.2.2 and 5.10. In the event that MasterCard takes action against a merchant’s acquirer or the merchant for the merchant’s failure to comply with the provisions of Paragraph 55 above, MasterCard shall provide notice of MasterCard’s action to Class Counsel or their designee.

62.    No later than thirty days after the Settlement Preliminary Approval Date, and before any modifications of the MasterCard Defendants’ operating regulations necessary to effect Paragraphs 54-56 above become effective, the MasterCard Defendants shall (a) post on the MasterCard website a written notification that describes those modifications, (b) provide that written notification to all MasterCard issuers and acquirers in the United States, and (c) and direct MasterCard acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The MasterCard Defendants agree to provide Class Counsel with an opportunity to offer comments on the language of that written notification.

63.    Nothing in the foregoing changes to the MasterCard Defendants’ rules, by-laws, and/or operating regulations described in Paragraphs 53-58 above shall affect any obligation of any member of the Rule 23(b)(2) Settlement Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.

64.    Nothing in this Class Settlement Agreement shall limit the ability of any MasterCard Defendant to set interchange rates, whether default rates or rates applicable (either by rule or negotiated agreement) to individual merchants, groups of merchants, or merchant trade associations.

65.    Nothing in this Class Settlement Agreement shall impose any limitation upon any other conduct of any Rule 23(b)(2) Settlement Class Released Defendant not expressly modified by the terms hereof.

Release and Covenant Not to Sue of Rule 23(b)(2) Settlement Class

66.    The “Rule 23(b)(2) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(2) Settlement Class, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(2) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they exercise any benefit provided under the Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.

67.    The “Rule 23(b)(2) Settlement Class Released Parties” are all of the following:

(a)    Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b)    MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

(c)    Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d)    Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e)    Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f)    Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g)    Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h)    Fifth Third Bancorp.

(i)    First National Bank of Omaha.

(j)    HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k)    National City Corporation and National City Bank of Kentucky.

(l)    SunTrust Banks, Inc. and SunTrust Bank.

(m)    Texas Independent Bancshares, Inc.

(n)    Wachovia Bank, N.A. and Wachovia Corporation.

(o)    Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p)    Wells Fargo & Company and Wells Fargo Bank, N.A.

(q)    Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r)    Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s)    For each of the entities or persons in Paragraphs 67(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t)    For each of the entities or persons in Paragraphs 67(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(s) above).

(u)    For each of the entities or persons in Paragraphs 67(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(t) above).

68.    This release applies solely to the Rule 23(b)(2) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(2) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for any form of declaratory, injunctive, or equitable relief, or any damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Settlement Class Releasing Party now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a)    any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b)    any Merchant Fee of any Rule 23(b)(2) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c)    any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(2) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d)    any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party or Parties, or (iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(2) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e)      any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f)      any service of an employee or agent of any Rule 23(b)(2) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g)      the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United

States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h)    the future effect in the United States of any conduct of any Rule 23(b)(2) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(2) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i)    any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(2) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

Provided, however, that any Opt Out that is also a member of the Rule 23(b)(2) Settlement Class shall not be deemed to have released any claims for damages based on any

Rules or other conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

69.    Each Rule 23(b)(2) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 66-68. Without limiting the generality of the foregoing, each Rule 23(b)(2) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(2) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 66-68, each Rule 23(b)(2) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 66-68, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

70.    Each Rule 23(b)(2) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(2) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 66-69 above.

71.    For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of Paragraphs 66-70 above to preclude all members of the Rule 23(b)(2) Settlement Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief, or damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order with respect to any Rule of any Visa Defendant or any MasterCard Defendant, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 40-45 and 53-57 above, or may in the future exist in the same or substantially similar form thereto.

72.    For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(2) Settlement Class Releasing Party that is based on:

(a)    breach of this Class Settlement Agreement;

(b)    standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Settlement Class Releasing Parties and any of the Rule 23(b)(2) Settlement Class Released Parties; provided, however, that Paragraphs 66-71 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 66-71 above;

(c)    the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended or Third Amended Complaints against Bank of America, N.A.); or

(d)    a claim seeking only injunctive relief against only the Visa Defendants regarding the legality of Visa’s Fixed Acquirer Network Fee.

73.    Each Rule 23(b)(2) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

74.    In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 66-73 above shall be null and void and unenforceable.

Preliminary Court Approval

75.    Class Plaintiffs, Class Counsel, and Defendants agree to use reasonable and good faith efforts to effectuate the Court’s preliminary approval of this Class Settlement Agreement, including filing necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.

76.    Separately from any motions for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, the Class Plaintiffs and Class Counsel agree to file with the Court a motion and supporting papers seeking preliminary approval of this Class Settlement Agreement, after providing Defendants with at least ten days advance notice of the contents of those papers, and to seek the Court’s entry of the Class Settlement Preliminary Approval Order in the form in Appendix D hereto, which will:

(a)    Preliminarily approve this Class Settlement Agreement as being within the range of a fair, reasonable, and adequate settlement within the meaning of Federal Rule of Civil Procedure 23 and applicable law, and consistent with due process.

(b)    Approve the provisional certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class defined in Paragraph 2 above for settlement purposes only, and declare that in the event of termination of this Class Settlement Agreement, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

(c)    Appoint as Class Counsel the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP.

(d)    Appoint              as the Class Administrator to assist Class Counsel in effectuating and administering the Notice Plan and the exclusion process for Opt Outs, in analyzing and evaluating the amount of the Class Exclusion Takedown Payments and the Default Interchange Payments, and in effectuating and administering the claims process for members of the Rule 23(b)(3) Settlement Class.

(e)    Determine that notice should be provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, but that exclusion rights should be afforded only to members of the Rule 23(b)(3) Settlement Class.

(f)    Approve the method of notice to be provided to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class in substantially the form described in the Notice Plan and budget contained in Appendix E hereto, including use of the long-form website and mail notice and the publication notice contained in Appendix F hereto, and direct any further notice (and expenses therefor) that the Court may find necessary to provide due process.

(g)    Approve the procedures in substantially the form described in the Notice Plan and below for members of the Rule 23(b)(3) Settlement Class to become Opt Outs and exclude themselves from the Rule 23(b)(3) Settlement Class, and including the provision of the information specified in Paragraph 84 below, and approve the procedures in substantially the form described in the Notice Plan and below for members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class to object to this Class Settlement Agreement.

(h)    Schedule a final approval hearing for a time and date convenient for the Court at least two hundred eighty five days after the Court’s entry of the Class Settlement Preliminary Approval Order, at which hearing the Court will conduct an inquiry into the fairness, reasonableness, and adequacy of this Class Settlement Agreement and address any objections to it, and determine whether this Class Settlement Agreement and the Plan of Administration and Distribution should be finally approved, and whether to approve any motions for Attorneys’ Fee Awards, Expense Awards, and Class Plaintiffs’ Awards.

(i)    Stay all further proceedings in this Action as between the Class Plaintiffs or any other plaintiff in a putative class action consolidated in MDL 1720, and the Defendants or any other defendant in a putative class action consolidated in MDL 1720, except for proceedings in MDL 1720 related to effectuating and complying with this Class Settlement Agreement, pending the Court’s determination of whether this Class Settlement Agreement should be finally approved or the termination of this Class Settlement Agreement.

(j)    Enjoin the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, pending the Court’s determination of whether this Class Settlement should finally be approved or the termination of this Class Settlement Agreement, from challenging in any action or proceeding any matter covered by this Class Settlement Agreement or its release and covenant not to sue provisions, except for (i) proceedings in MDL 1720 related to effectuating and complying with this Class Settlement Agreement, and (ii) any Opt Out’s claims for damages based on any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

77.    Prior to forty five days before the end of the Class Exclusion Period and Class Objection Period specified in Paragraphs 83 and 85 below, Class Counsel will file all motion and supporting papers seeking the Court’s final approval of this Class Settlement Agreement, and any Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards with respect to any Class Action, so that notice of such motion or motions and any awards sought may be provided to members of the Rule 23(b)(3) Settlement Class and to the Rule 23(b)(2) Settlement Class under the Notice Plan.

78.    Within ten days after the filing with the Court of this Class Settlement Agreement and the accompanying motion papers seeking its preliminary approval, the Defendants shall cause notice of the Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715.

Class Settlement Notice and Exclusion Procedures

79.    Class Counsel and the Class Administrator shall carry out the settlement notice and exclusion procedures as ordered by the Court, and shall perform such related duties as may be necessary to provide those notice and exclusion procedures.

80.    As soon as practicable following the Court’s entry of the Class Settlement Preliminary Approval Order, but before commencement of the mail and publication notice, the Class Administrator shall establish the dedicated Case Website, post office box, and toll-free telephone line for providing notice and information to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and receiving exclusion requests from members of the Rule 23(b)(3) Settlement Class, as provided in the Class Settlement Preliminary Approval Order and the Notice Plan contained in Appendices C and D hereto.

81.     Commencing immediately and in no event later than twenty days following the Court’s entry of the Class Settlement Preliminary Approval Order:

(a)    The Visa Defendants shall provide to Class Counsel, in machine readable format where available, information from the Visa SQL-AIM database and the Visa Merchant

Profile Database as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and the Plan of Administration and Distribution. The Visa Defendants shall also provide reasonable cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the Visa Defendants. The Visa Defendants shall also provide readily available contact information for the largest non-Bank Defendant acquirers identified in Paragraph 79(d) below.

(b)    The MasterCard Defendants shall provide to Class Counsel, in machine readable format where available, information that may be obtained through searches of its data bases (in a manner consistent with MasterCard’s prior production of aggregated merchant and transactional data in MDL 1720) as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and Plan of Administration and Distribution. The MasterCard Defendants shall also provide reasonable cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the MasterCard Defendants. The MasterCard Defendants shall also provide readily available contact information for the largest non-Bank Defendant acquirers identified in Paragraph 79(d) below.

(c)    The Bank Defendants shall provide to Class Counsel, in machine readable format where available, information as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and Plan of

Administration and Distribution. The Bank Defendants shall also provide reasonable cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the Bank Defendants.

(d)    The Class Plaintiffs shall subpoena, to obtain the names and locations of any members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, as many non-Bank Defendant acquirers as would be necessary to attempt to obtain merchant name and location information attributable to more than 90% of merchant transaction volume and 90% of merchant outlets as reported in Nilson Report 990 (March 2012).

82.    Within ninety days following the Court’s entry of the Class Settlement Preliminary Approval Order, the Class Administrator shall complete the mail and publication notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, using the long form mail notice and the publication notice contained in Appendix F hereto, as provided in the Class Settlement Preliminary Approval Order and the Notice Plan contained in Appendices D and E hereto, or as otherwise ordered by the Court.

83.    As explained in the long-form notice and publication notice contained in Appendix F hereto, any member of the Rule 23(b)(3) Settlement Class that does not wish to participate in the Rule 23(b)(3) Settlement Class shall have until one hundred eighty days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Exclusion Period”) — to submit a request to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class.

84.    A member of the Rule 23(b)(3) Settlement Class may effect such an exclusion by sending a written request to the Class Administrator, by first-class mail with postage prepaid and postmarked within the Class Exclusion Period. The written request must be signed by a person authorized to do so, and provide all of the following information:

(a)    The words “In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.”

(b)    A statement of the Rule 23(b)(3) Settlement Class member’s full name, address, telephone number, and taxpayer identification number.

(c)    A statement that the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class, and by what position or authority he or she has the power to exclude the member from the Rule 23(b)(3) Settlement Class.

(d)    The business names, brand names, and addresses of any stores or sales locations whose sales the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class.

85.    As also explained in the long-form notice and publication notice contained in Appendix F hereto, any Rule 23(b)(3) Settlement Class member that does not submit a request for exclusion, or any Rule 23(b)(2) Settlement Class member, shall have until one hundred eighty days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Objection Period”) — to submit an objection to this Class Settlement Agreement (be an “Objector”) and any notice to appear.

86.    Such an Objector must file with the Court within the Class Objection Period and send to a designee of Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a written statement of objections. The

Objector’s statement must: (a) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (b) state each and every objection of the Objector and the specific reasons therefor; (c) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (d) state the full name and address and telephone number of the Objector; (e) provide information sufficient to establish that the Objector is a Rule 23(b)(3) Settlement Class Member and/or a Rule 23(b)(2) Settlement Class member; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.

87.    In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Class Counsel and a designee of counsel for the Defendants by first class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the final approval hearing on behalf of the Objector.

88.    Upon receipt of any objection or notice of intention to appear, whether as provided in Paragraphs 86-87 above or otherwise, the designees of Class Counsel and counsel for the Defendants shall confer to ensure that they each receive a complete copy of all objections and any notice of intention to appear.

89.    Within one hundred ninety-five days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., within fifteen days after the conclusion of the Class Exclusion Period — the Class Administrator shall prepare and file with the Court, and provide to a designee of Class Counsel, a designee of counsel for the Visa Defendants, a designee of counsel for the MasterCard Defendants, and a designee of counsel for the Bank Defendants, a report that:

(a)    Confirms that the Notice Plan was carried out and that the website notice, mail notice, publication notice, and any other notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class was provided in the manner directed by the Court.

(b)    Identifies the date when the Case Website was fully established and its content made available to the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, the date or dates on which mail notices were mailed, the dates of the publication notices, and the date or dates of any other notice directed by the Court.

(c)    Lists each member of the Rule 23(b)(3) Settlement Class that sought to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class, and on what date the request to be excluded was postmarked and received, and states whether the Rule 23(b)(3) Settlement Class member’s request for exclusion was timely and properly made.

(d)    Attaches a copy of all documentation concerning each request for exclusion that the Class Administrator received, with any taxpayer identification number, or other confidential information filed under seal with the Court.

90.    After receipt of the Class Administrator’s report and its supporting documentation, the Class Exclusion Takedown Payments will be determined as follows:

(a)    Within fifteen days or as soon thereafter as is reasonably practicable, the Visa Defendants and the MasterCard Defendants shall provide Class Counsel and the Class Administrator with a report that calculates, based on the Opt Outs, the Class Exclusion Takedown Payments that should be made to the Visa Defendants and to the MasterCard Defendants pursuant to Paragraphs 17-20 above. The Visa Defendants and the MasterCard Defendants also shall identify and provide Class Counsel and the Class Administrator with the data used to make, and sufficient to analyze and evaluate, those calculations. It is intended for the Class Exclusion Takedown Payments to account fully for all the Opt Outs to the extent possible, but Opt Out data that cannot be determined or estimated in any reasonable manner shall not be included for the purposes of calculating the Class Exclusion Takedown Payments under Paragraphs 18(a) or 19(a) above.

(b)    Class Counsel may, at its option, request that the Class Administrator provide, within fifteen days after receiving the report of the Visa Defendants and the MasterCard Defendants, an analysis and evaluation of the report of the Visa Defendants and the MasterCard Defendants, including all of its assumptions, data sources, and conclusions, and/or request that the Class Administrator prepare an independent report calculating the amount of the Class Exclusion Takedown Payments that should be made to the Visa Defendants and to the MasterCard Defendants.

(c)    In the event that within thirty days after receiving the report of the Visa Defendants and the MasterCard Defendants — i.e., within approximately two hundred forty days after the Court’s entry of the Class Settlement Preliminary Approval Order — the Class Plaintiffs and the Defendants have not resolved all differences regarding the amount of the Class Exclusion Takedown Payments to be made to the Visa Defendants and the MasterCard Defendants, they shall submit their dispute to the Court for resolution in connection with the final approval hearing, so that the Court’s Class Settlement Order and Final Judgment may identify each Opt Out and state the Class Exclusion Takedown Payments to be made, respectively, to the Visa Defendants and to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s) as provided in Paragraphs 17-20 above.

91.    The Class Administrator’s expenses for the foregoing notice and exclusion activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, shall be paid from the Class Settlement Cash Escrow Account(s). In no event shall any Defendant, Rule 23(b)(3) Settlement Class Released Party, or

Rule 23(b)(2) Settlement Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator, the Notice Plan, or the exclusion procedures for members of the Rule 23(b)(3) Settlement Class, including with respect to the costs, administration expenses, or any other charges for any notice and exclusion procedures.

92.    Class Counsel may, upon notice to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class in the manner approved by the Court, seek Attorneys’ Fee Awards and Expense Awards. Class Counsel intend to apply for an Attorneys’ Fee Award in an amount that is a reasonable percentage of the Total Cash Payment Amount and for Expense Awards comprising all reasonable expenses and costs incurred, which requested amounts will be disclosed in the mail, publication, and other notices provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class. Class Counsel reserve the right to make additional applications for Attorneys’ Fee Awards and Expense Awards for fees and expenses incurred after the Preliminary Approval Date, including for achieving the Settlement Final Approval Date and Settlement Final Date, and for the administration of this Class Settlement Agreement. Class Counsel shall allocate any Attorneys’ Fee Awards and Expense Awards among counsel for the Class Plaintiffs and counsel for other plaintiffs in the Class Actions in a manner which they in good faith believe reflects the contribution of those counsel to the prosecution and settlement of the Class Actions in this Action.

93.    The Court may consider any applications for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards separately from a motion for preliminary or final approval of this Class Settlement Agreement, and may enter orders regarding such applications separately from the Class Settlement Order and Final Judgment. Any rehearing, reconsideration, vacation, review, appeal, or any other action taken regarding only a separate order concerning only an application for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, and not in

any way concerning the Class Settlement Order and Final Judgment, shall not delay the Settlement Final Date that otherwise would occur with respect to the Class Settlement Order and Final Judgment.

Final Court Approval

94.    Upon the Court’s entry of the Class Settlement Preliminary Approval Order, the Class Plaintiffs, Class Counsel, and the Defendants agree to use reasonable and good faith efforts to effectuate the Court’s final approval of this Class Settlement Agreement, including filing the necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.

95.    Separately from any motions for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, the Class Plaintiffs agree to file with the Court a motion and supporting papers seeking final approval of this Class Settlement Agreement, after providing Defendants with at least ten days advance notice of the contents of those papers, and to seek the Court’s entry of the Class Settlement Order and Final Judgment in the form in Appendix G hereto, which will:

(a)      Determine that the Court has jurisdiction over the Class Plaintiffs, all members of the Rule 23(b)(3) Settlement Class, all members of the Rule 23(b)(2) Settlement Class, and the Defendants, and jurisdiction to finally approve this Class Settlement Agreement.

(b)    Approve the notice and exclusion procedures provided to the Rule 23(b)(3) Settlement Class, and the notice procedures provided to the Rule 23(b)(2) Settlement Class, as fair, adequate, and sufficient, as the best practicable notice under the circumstances, and as reasonably calculated to apprise members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class of the Action, this Class Settlement Agreement, and their objection rights, and to apprise members of the Rule 23(b)(3) Settlement Class of their exclusion rights, and as fully satisfying the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.

(c)    Finally approve this Class Settlement Agreement, including its consideration and release provisions, and find that the Class Settlement Agreement was made in good faith, following arm’s-length negotiations, and was not collusive, and further find that the Class Settlement Agreement is fair, reasonable, and adequate for the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23.

(d)    Finally certify the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, both as defined in Paragraph 2 above, for settlement purposes only, and declare that in the event of termination of this Class Settlement Agreement, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

(e)    List all Opt Outs that timely and properly excluded themselves from the Rule 23(b)(3) Settlement Class, and state the agreed-upon or Court-resolved Class Exclusion Takedown Payments to be made, respectively, to the Visa Defendants and to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s).

(f)    Certify that the notification requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.

(g)    Approve the plan for the submission, processing, and allocation of claims to be made for members of the Rule 23(b)(3) Settlement Class with respect to the Net Cash Settlement Fund and the Net Interchange Settlement Fund.

(h)    Order that the Class Plaintiffs and Class Counsel shall provide to the Visa Defendants and the MasterCard Defendants such information as they may reasonably request, as needed in connection with litigation, regarding the claims made by, and payments made to, members of the Rule 23(b)(3) Settlement Class from the Class Settlement Cash Escrow Account(s), which information may be produced subject to the terms of the protective order in this Action.

(i)    Incorporate all terms and conditions of this Class Settlement Agreement by reference, state the settlement consideration and full terms of the release and covenant not to sue of the Rule 23(b)(3) Settlement Class, state the full terms of the release and covenant not to sue of the Rule 23(b)(2) Settlement Class, provide that each Rule 23(b)(3) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(3) Settlement Class Released Parties from all released claims and waives any rights of Rule 23(b)(3) Settlement Class members to the protections afforded under California Civil Code § 1542 and/or any other similar, comparable, or equivalent laws, and provide that each Rule 23(b)(2) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(2) Settlement Class Released Parties from all released claims and waives any rights of Rule 23(b)(2) Settlement Class members to the protections afforded under California Civil Code § 1542 and/or any other similar, comparable, or equivalent laws.

(j)    Enjoin all members of the Rule 23(b)(3) Settlement Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on its behalf, any claims released against Rule 23(b)(3) Settlement Class Released Parties, and enjoin all members of the Rule 23(b)(2) Settlement Class from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate on its behalf, any in any claims released against Rule 23(b)(2) Settlement Class Released Parties.

(k)    Provide that the Court retains exclusive continuing jurisdiction in MDL 1720 over the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants to implement, administer, consummate, and enforce this Class Settlement Agreement and the Class Settlement Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(3) Settlement Class or any claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), and including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Settlement Class or any claim concerning any by-law, rule, operating regulation, practice, policy, or procedure of any Visa Defendant or MasterCard Defendant.

(l)    Direct that, as to the Defendants, all putative class actions consolidated in MDL 1720, listed in Appendix A hereto, be dismissed with prejudice and without costs (except as provided for herein).

(m)    Determine that there is no just reason for delay in entering the final judgment, and direct that the Class Settlement Order and Final Judgment shall be final and appealable.

Termination

96.    In the event that (a) any condition for the Settlement Preliminary Approval Date is not satisfied, (b) the Class Administrator fails to provide its report described in Paragraph 89 above by the date specified in Paragraph 89 or by such other date ordered by the Court, or (c) any condition for the Settlement Final Approval Date is not satisfied, Class Plaintiffs as a group or Defendants as a group may terminate this Class Settlement Agreement.

97.    Defendants as a group may terminate this Class Settlement Agreement by providing written notice to the other parties and the Court within ten business days after determining that the sum of the Class Exclusion Takedown Payments calculated under Paragraphs 18 and 19 above, without regard to Paragraph 20 above, would exceed twenty-five percent of the Total Cash Payment Amount.

98.    Class Plaintiffs as group or Defendants as a group, after conferring with the other group, may unilaterally terminate this Class Settlement Agreement by providing written notice to the other parties and the Court within twenty business days in the event that the Settlement Preliminary Approval Order, or the Court’s Class Settlement Order and Final Judgment are materially modified or not fully affirmed on any appeal or otherwise, including but not limited to any modification of certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including but not limited to any modification of the releases and covenants not to sue provided by those settlement classes. Class Plaintiffs and Defendants agree to confer in good faith about whether to modify the twenty business day period provided in this Paragraph based on the circumstances.

99.    In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 above:

 (a)    two-thirds of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due and Settlement Administration Costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Visa Defendants shall designate, and one-third of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due Settlement Administration Costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the MasterCard Defendants shall designate;

(b)    any sums in or to be paid into the Class Settlement Interchange Escrow Account(s) shall remain in those Escrow Account(s), and shall be distributed in the manner determined by the Court, if the parties do not enter into a new Class Settlement Agreement addressing such distribution.

(c)    the Visa Defendants shall no longer be obligated to comply with Paragraphs 40-44 above, and the MasterCard Defendants shall no longer be obligated to comply with Paragraphs 53-57 above.

(d)    any certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class by the Court will automatically be vacated, Defendants will retain all defenses to class certification, and Defendants’ non-opposition to the certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class for settlement purposes only shall not be used as evidence, and shall not be admissible as such, in support of or in opposition to class certification in the Action or any other civil action or other proceeding;

(e)    the terms and conditions of this Class Settlement Agreement, any publicly disseminated information regarding this Class Settlement Agreement, and any orders, motion filings, objections, or oral argument concerning this Class Settlement Agreement, including any motion papers with respect to motions for preliminary or final approval of this Class Settlement Agreement, or for Attorneys’ Fee Awards or Expense Awards or Class Plaintiffs’ Awards, may not thereafter be used as evidence, and shall not be admissible as such, in the Action or any other civil action or other proceeding; and

(f)    with the exception of Paragraphs 6-8, 11, 91, 99(a)-(e) above and Paragraphs 108-110 below, this Class Settlement Agreement including all its releases and covenants not to sue shall be null and void, and of no force and effect, and the Class Plaintiffs and the Defendants shall revert to their positions before the execution of this Class Settlement

Agreement, including with respect to the appropriateness of class certification, as if this Class Settlement Agreement had not been reached or executed.

Continuing Jurisdiction

100.    The Court will retain continuing jurisdiction over the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants to implement, administer, consummate, and enforce this Class Settlement Agreement and the Class Settlement Order and Final Judgment.

101.    The Defendants and the Class Plaintiffs agree, and the members of the Rule 23(b)(3) Settlement Class and the members of the Rule 23(b)(2) Settlement Class will be deemed to have agreed, to submit irrevocably to the exclusive jurisdiction of the United States District Court for the Eastern District of New York for the resolution of any matter covered by this Class Settlement Agreement, the Class Settlement Order and Final Judgment, or the applicability of this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

102.    All applications to the Court with respect to any aspect of this Class Settlement Agreement or the Class Settlement Order and Final Judgment shall be presented to and be determined by United States District Judge John Gleeson for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court. Without limiting the generality of the foregoing, it is hereby agreed that any suit, action, proceeding, or dispute of a Class Plaintiff or member of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, in which the provisions of this Class Settlement Agreement or the Class Settlement Order and Final Judgment are asserted as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection, constitutes a suit, action, proceeding, or dispute arising out of or relating to this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

103.    In the event that the provisions of this Class Settlement Agreement or the Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(3) Settlement Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Class Plaintiff or member of the Rule 23(b)(3) Settlement Class, it is hereby agreed that the Rule 23(b)(3) Settlement Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after the Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.

Additional Terms and Conditions

104.    Without expanding or limiting the release it provides herein, each Rule 23(b)(3) Settlement Class Releasing Party shall be deemed to have agreed that this Class Settlement Agreement fully addresses and redresses any and all antitrust or other competitive issues presented by the Visa Defendants’ and the MasterCard Defendants’ respective payment networks in the United States, and the Bank Defendants’ participation in those respective payment networks, including any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant.

105.    The Class Plaintiffs, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, Defendants, and counsel for the Defendants, agree that they:

 (a)    Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(3) Settlement Class, or their counsel, to request exclusion from the Rule 23(b)(3) Settlement Class, to object to this Class Settlement Agreement, or to seek any relief inconsistent with this Class Settlement Agreement.

 (b)    Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Settlement Class, or their counsel, to object to this Class Settlement Agreement or to seek any relief inconsistent with this Class Settlement Agreement.

 (c)    Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, or their counsel, to facilitate, induce, or cause the non-fulfillment of a condition, or the occurrence of an event, that could result in the termination of this Class Settlement Agreement.

106.    The Class Plaintiffs, Class Counsel, and the Defendants shall undertake reasonable efforts to timely obtain any required approvals or consents to execute and proceed with this Class Settlement Agreement.

107.    The Class Plaintiffs, Class Counsel, and the Defendants shall execute all documents and perform any additional acts reasonably necessary and proper to effectuate the terms of this Class Settlement Agreement.

108.    The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, shall survive and continue in effect through and after any final adjudication of the Class Actions.

109.    Each of the Defendants specifically denies any and all liability in this Action. It is expressly understood and agreed that, by entering into this Class Settlement Agreement, each Defendant, each Rule 23(b)(3) Settlement Class Released Party, and each Rule 23(b)(2) Settlement Class Released Party is not admitting any liability or wrongdoing whatsoever to the Class Plaintiffs, any member of the Rule 23(b)(3) Settlement Class, any member of the Rule 23(b)(2) Settlement Class, or any other person or entity, and is not admitting the truth of any allegations or circumstances, nor is any Defendant, Rule 23(b)(3) Settlement Class Released Party, or Rule 23(b)(2) Settlement Class Released Party waiving any defense.

110.    This Class Settlement Agreement, and all negotiations, documents, and discussions associated with it, shall be without prejudice to the rights, positions, or privileges of any Class Plaintiff or Defendant or other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party (except as expressly provided for in this Class Settlement Agreement), and shall not be construed as, or deemed to be, an admission or evidence on the part of any Defendant or other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party of any violation of any statute, regulation, law, rule, or principle of common law or equity, or of any liability or wrongdoing, or of the truth or merit of any allegations or claims in this Action, and shall not be discoverable, used, offered, or accepted, directly or indirectly, as evidence of such in this Action or any other action, litigation, arbitration, or other proceeding, and shall have no precedential value; provided, however, that nothing contained herein shall preclude use of this Class Settlement Agreement in any proceeding to enforce this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

111.    Nothing in this Class Settlement Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.

112.    This Class Settlement Agreement constitutes the entire, complete, and integrated agreement between and among the Class Plaintiffs, on behalf of themselves and the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and the Defendants with respect to the settlement of the Class Actions. All of the Appendices to this Class Settlement Agreement are material and integral parts of it and are incorporated by reference as if fully set forth herein.

113.    The terms of this Class Settlement Agreement are not severable, but are interdependent and have been agreed to only as a whole by the Class Plaintiffs, Class Counsel, and the Defendants.

114.    This Class Settlement Agreement supersedes all prior negotiations and agreements, and is not subject to any condition not provided for in this Class Settlement Agreement. In entering into and executing this Class Settlement Agreement, the Class Plaintiffs and the Defendants warrant that they are acting upon their respective independent judgments and upon the advice of their respective counsel, and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other person or entity, other than the warranties and representations expressly made in this Class Settlement Agreement.

115.    This Class Settlement Agreement shall be governed, construed, enforced, and administered in accordance with the laws of the State of New York without reference to its conflict of laws principles.

116.    This Class Settlement Agreement may not be modified or amended except (a) by a writing signed by the Class Plaintiffs and the Defendants or their respective counsel and approved by the Court, or (b) by motion to the Court by a Class Plaintiff or Defendant based on changed circumstances that would make continued application of Paragraphs 42 or 55 above inequitable.

117.    This Class Settlement Agreement or any portion thereof shall not be construed more strictly against any party to it merely because it may have been prepared by counsel for one of them, it being recognized that because of the arm’s-length negotiations resulting in this Class

Settlement Agreement, all parties to this Class Settlement Agreement have contributed substantially and materially to the preparation of it.

118.    All headings used in this Class Settlement Agreement are for reference and convenience only and shall not affect the meaning or interpretation of this Class Settlement Agreement.

119.    The waiver by any Class Plaintiff or Defendant of any breach of this Class Settlement Agreement shall not be deemed or construed as a waiver of any other breach of this Class Settlement Agreement, whether prior, subsequent, or contemporaneous.

120.    This Class Settlement Agreement shall be binding upon, and shall inure to the benefit of, the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants. The Rule 23(b)(3) Settlement Class Released Parties and the Rule 23(b)(2) Settlement Class Released Parties other than the Defendants are third party beneficiaries of this Class Settlement Agreement and are authorized to enforce the provisions of this Class Settlement Agreement, including without limitation the release and covenant not to sue provisions in Paragraphs 31-38 and Paragraphs 66-74 above, the continuing jurisdiction provisions in Paragraphs 100-103 above, and such other provisions of this Class Plaintiffs’ Settlement Agreement as are applicable to them.

121.    Any notice or materials to be provided to the Class Plaintiffs pursuant to this Class Settlement Agreement shall be sent to Class Counsel, and any notice or materials to be provided to the Defendants pursuant to this Class Settlement Agreement shall be sent to their respective counsel in MDL 1720, whose names and contact information are set forth in Appendix H hereto. Any notice or materials to be submitted to the Court pursuant to this Class Settlement Agreement shall also be filed in MDL 1720 through the Electronic Court Filing (ECF) system of the Court.

122.    Each of the undersigned representatives of each Class Plaintiff and each Defendant represents that it is fully authorized to enter into, and to execute, this Class Settlement Agreement on behalf of that Class Plaintiff or Defendant. Each of the Class Plaintiffs and the Defendants agrees that, in return for the agreements in this Class Settlement Agreement, it is receiving good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged.

123.    This Class Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. The Class Settlement Agreement shall become effective only when executed by all of the Class Plaintiffs, Class Counsel, and the Defendants, and approved by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon.

IN WITNESS WHEREOF, the signatories below have read and understood this Class Settlement Agreement, have executed it, represent that the undersigned are authorized to execute this Class Settlement Agreement on behalf of their respectively represented parties, have agreed to be bound by its terms, and have duly executed this Class Settlement Agreement.

            [SIGNATURE BLOCKS TO BE ADDED]

APPENDIX A — Class Actions in MDL 1720

47 West 55th Restaurant Inc. v. Visa U.S.A. Inc., et al., No. 06-CV-01829-JG-JO (E.D.N.Y.), formerly No. 05-CV-08057-SCR (S.D.N.Y).

518 Restaurant Corp. v. American Express Travel Related Services Co., Inc., et al., No. 05-CV-05884-JG-JO (E.D.N.Y.), formerly No. 05-CVG-04230-GP (E.D. Pa.).

American Booksellers Association v. Visa U.S.A., Inc., et al., No. 05-CV-05319-JG-JO (E.D.N.Y.).

Animal Land, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05074-JG-JO (E.D.N.Y.), formerly No. 05-CV-01210-JOF (N.D. Ga.).

Baltimore Avenue Foods, LLC v. Visa U.S.A., Inc., et al., No. 05-CV-05080-JG-JO (E.D.N.Y.), formerly No. 05-CV-06532-DAB (S.D.N.Y).

Bishara v. Visa USA, Inc, et al., No. 05-CV-05883-JG-JO (E.D.N.Y.), formerly No. 05-CV-04147-GP (E.D. Pa.).

BKS, Inc., et al. v. Visa, Inc, et al., No. 09-CV-02264-JG-JO (E.D.N.Y.), formerly No. 09-CV-00066-KS-MTP (S.D. Miss.).

Bonte Wafflerie, LLC, et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05083-JG-JO (E.D.N.Y.), formerly No. 05-CV-06708-DAB (S.D.N.Y).

Broken Ground, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05082-JG-JO (E.D.N.Y.), formerly No. 05-CV-06543-DAB (S.D.N.Y).

Connecticut Food Association, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05880-JG-JO (E.D.N.Y.), formerly No. 05-CV-07456-DAB (S.D.N.Y).

Discount Optics, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05870-JG-JO (E.D.N.Y.), formerly No. 05-CV-07175-DAB (S.D.N.Y).

East Goshen Pharmacy, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05073-JG-JO (E.D.N.Y.), formerly No. 05-CV-01177-JBA (D. Conn.).

Esdacy, Inc. v. Visa U.S.A., Inc. et al., No. 06-CV-05583-JG-JO (E.D.N.Y.), formerly No. 06-CV-02192-MDL (D. S.C.).

Fairmont Orthopedics & Sports Medicine, PA, et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05076-JG-JO (E.D.N.Y.), formerly No. 05-CV-06259-DAB (S.D.N.Y).

Fitlife Health Systems of Arcadia, Inc. v. Mastercard International Incorporated, et al., No. 05-CV-05153-JG-JO (E.D.N.Y.).

Fringe, Inc. v. Visa U.S.A., Inc. et al., No. 05-CV-04194-JG-JO (E.D.N.Y.).

G.E.S. Bakery, Inc. v. Visa USA, Inc, et al., No. 05-CV-05879-JG-JO (E.D.N.Y.), formerly No. 05-CV-07414-DAB (S.D.N.Y).

Gulfside Casino Partnership v. Visa, Inc., et al., No. 09-CV-03225-JG-JO (E.D.N.Y.), formerly No 05-CV-00382-HSO-JMR (S.D. Miss.).

Harris Stationers, Inc., et al. v. VISA International Service Association, Inc., et al., No. 05-CV-05868-JG-JO (E.D.N.Y.), formerly No. 05-CV-06541-ABC-AJW (C.D. Cal.).

Hyman, et al. v. VISA International Service Association, Inc, et al., No. 05-CV-05866-JG-JO (E.D.N.Y.), formerly No. 05-CV-00487 (W.D. Ky.).

Jasperson v. Visa U.S.A., Inc., et al., No. 05-CV-05070-JG-JO (E.D.N.Y.), formerly No. 05-CV-02996-MMC (N.D. Cal.).

Jax Dux & Bux, LLC v. Visa U.S.A. Inc, et al., No. 06-CV-01830-JG-JO (E.D.N.Y.), formerly No. 05-CV-08058-SCR (S.D.N.Y).

Jetro Holding, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-04520-JG-JO (E.D.N.Y.).

JGSA, Inc. v. Visa USA, Inc, et al., No. 05-CV-05885-JG-JO (E.D.N.Y.), formerly No. 05-CV-00801-CNC (E.D. Wis.).

Lakeshore Interiors v. Visa U.S.A., Inc., et al., No. 05-CV-05081-JG-JO (E.D.N.Y.), formerly No. 05-CV-06683-DAB (S.D.N.Y).

LDC, Inc. v. Visa USA, Inc, et al., No. 05-CV-05871-JG-JO (E.D.N.Y.), formerly No. 05-CV-07316-DAB (S.D.N.Y).

Lee, et. al. v. Visa U.S.A. Inc., et. al., No. 05-CV-03800-JG-JO (E.D.N.Y.).

Leeber Cohen, M.D. v. Visa U.S.A., Inc., et al., No. 05-CV-05878-JG-JO (E.D.N.Y.), formerly No. 05-CV-07317-DAB (S.D.N.Y).

Lepkowski v. Mastercard International Incorporated, et al., No. 05-CV-04974-JG-JO (E.D.N.Y.).

Lombardo Bros., Inc. v. Visa U.S.A., Inc., No. 05-CV-05882-JG-JO (E.D.N.Y.), formerly No. 05-CV-04146-GP (E.D. Pa.).

Michael Cetta, Inc. v. Visa U.S.A. Inc., et al., No. 06-CV-01831-JG-JO (E.D.N.Y.), formerly No. 05-CV-08060-SCR (S.D.N.Y).

National Association of Convenience Stores, et al. v. Visa U.S.A., Inc. et al., No. 05-CV-04521-JG-JO (E.D.N.Y.).

National Grocers Association, et al. v. Visa U.S.A., Inc. et al., No. 05-CV-05207-JG-JO (E.D.N.Y.).

NuCity Publications, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05075-JG-JO (E.D.N.Y.), formerly No. 05-CV-05991-DAB (S.D.N.Y).

Parkway Corp., et al. v. Visa U.S.A., Inc, et al., No. 05-CV-05077-JG-JO (E.D.N.Y.), formerly No. 05-CV-06349-DAB (S.D.N.Y).

Payless Shoe Source, Inc. v. Visa U.S.A. Inc, et al., No. 06-CV-01832-JG-JO (E.D.N.Y.), formerly No. 05-CV-09245-SCR (S.D.N.Y).

Performance Labs, Inc. v. American Express Travel Related Services Co., Inc., et al., No. 05-CV-05869-JG-JO (E.D.N.Y.), formerly No. 05-CV-03959-JCL-MF (D. N.J.).

Photos Etc. Corp., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05071-JG-JO (E.D.N.Y.), formerly No. 05-CV-01007-WWE (D. Conn.).

Resnick Amsterdam & Leshner P.C. v. Visa U.S.A., Inc., et al., No. 05-CV-03924-JG-JO (E.D.N.Y.).

Rookies, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05069-JG-JO (E.D.N.Y.), formerly No. 05-CV-02933-SC (N.D. Cal.).

Seaway Gas & Petroleum, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-04728-JG-JO (E.D.N.Y.).

Tabu Salon & Spa, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05072-JG-JO (E.D.N.Y.), formerly No. 05-CV-01111-WWE (D. Conn.).

Twisted Spoke v. Visa USA, Inc, et al., No. 05-CV-05881-JG-JO (E.D.N.Y.), formerly No. 05-CV-02108-KMO (N.D. Ohio).

APPENDIX B — Class Settlement Cash Escrow Agreement(s)

[TO BE ADDED]

B-1

APPENDIX C — Class Settlement Interchange Escrow Agreement(s)

[TO BE ADDED]

C-1

APPENDIX D — Class Settlement Preliminary Approval Order

[TO BE ADDED]

D-1

APPENDIX E — Notice Plan

[TO BE ADDED]

E-1

APPENDIX F — Settlement Class Notices

[TO BE ADDED]

F-1

APPENDIX G — Class Settlement Order and Final Judgment

[TO BE ADDED]

G-1

APPENDIX H — Counsel Names and Contact Information

[TO BE ADDED]

H-1

APPENDIX I — Plan of Administration and Distribution

[TO BE ADDED]

I-1